                                                                    EXHIBIT 2.1



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                            ASSET PURCHASE AGREEMENT


                                  by and among


                            ZENITH INSURANCE COMPANY

                                       and

                                 RISCORP, INC.,
                       RISCORP MANAGEMENT SERVICES, INC.,
                           RISCORP OF ILLINOIS, INC.,
              INDEPENDENT ASSOCIATION ADMINISTRATORS INCORPORATED,
                        RISCORP INSURANCE SERVICES, INC.,
                      RISCORP MANAGED CARE SERVICES, INC.,
                                COMPSOURCE, INC.,
                       RISCORP REAL ESTATE HOLDINGS, INC.,
                           RISCORP ACQUISITION, INC.,
                               RISCORP WEST, INC.,
                            RISCORP OF FLORIDA, INC.,
                           RISCORP INSURANCE COMPANY,
                 RISCORP PROPERTY & CASUALTY INSURANCE COMPANY,
                       RISCORP NATIONAL INSURANCE COMPANY,
                             RISCORP SERVICES, INC.,
                    RISCORP STAFFING SOLUTIONS HOLDING, INC.,
                       RISCORP STAFFING SOLUTIONS, INC. I
                                       and
                       RISCORP STAFFING SOLUTIONS, INC. II


                            Dated as of June 17, 1997




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



                                TABLE OF CONTENTS

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                                                                                                               ----

ARTICLE I                    DEFINITIONS........................................................................2
         1.01.        Definitions...............................................................................2

ARTICLE II                   TRANSFER AND ACQUISITION OF ASSETS AND STOCK......................................11
         2.01.        Transfer and Acquisition.................................................................11
         2.02.        Payment of Purchase Price................................................................12
         2.03.        Place and Date of Closing................................................................14
         2.04.        Transactions to be Effected at the Closing...............................................14
         2.05.        Nonassignability of Assets...............................................................14

ARTICLE III                  REPRESENTATIONS AND WARRANTIES OF SELLERS.........................................15
         3.01.        Organization, Standing and Authority.....................................................15
         3.02.        Authorization............................................................................15
         3.03.        No Conflict or Violation, etc............................................................16
         3.04.        Books and Records........................................................................16
         3.05.        SEC Documents and Statutory Financials...................................................17
         3.06.        No Undisclosed Liabilities...............................................................17
         3.07.        Contracts................................................................................17
         3.08.        Title to Assets; Sufficiency.............................................................18
         3.09.        Litigation; Orders.......................................................................18
         3.10.        Compliance with Laws.....................................................................18
         3.11.        Employee Matters.........................................................................18
         3.12.        Brokers..................................................................................19
         3.13.        Reinsurance Contracts....................................................................19
         3.14.        Disputed Claims..........................................................................20
         3.15.        Computer Software........................................................................20
         3.16.        Environmental Matters....................................................................22
         3.17.        Taxes....................................................................................22
         3.18.        Condition of Tangible Assets.............................................................25
         3.19.        Intellectual Property, Computer Software and
                         Database..............................................................................25
         3.20.        Agents and Brokers.......................................................................25
         3.21.        Solvency.................................................................................26

ARTICLE IV                   REPRESENTATIONS AND WARRANTIES OF THE
                                PURCHASER......................................................................29
         4.01.        Organization, Standing and Authority.....................................................29
         4.02.        Authorization............................................................................29
         4.03.        No Conflict or Violation, etc............................................................29
         4.04.        Brokers..................................................................................30

ARTICLE V                    COVENANTS.........................................................................30
         5.01.        Conduct of Business......................................................................30
         5.02.        RISCORP Shareholders Meeting.............................................................32
         5.03.        Acquisition Proposals....................................................................33
         5.04.        Fiduciary Duties.........................................................................34
         5.05.        Certain Fees and Expenses................................................................34
         5.06.        Non-Solicitation/Non-compete.............................................................35
         5.07.        Access to Information; Confidentiality; Renewal
                         Business..............................................................................35
         5.08.        Reasonable Best Efforts..................................................................36
         5.09.        Consents, Approvals and Filings..........................................................36
         5.10.        Notification.............................................................................37
         5.11.        Further Assurances.......................................................................37

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                               TABLE OF CONTENTS           (cont'd)

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
         5.12.        Expenses.................................................................................38
         5.13.        Employees and Employee Benefits..........................................................38
         5.14.        Computer Software........................................................................39
         5.15.        Accounting and Information Systems.......................................................39
         5.16.        Cut-Through Agreement....................................................................40
         5.17.        Use of Name..............................................................................40
         5.18.        Disclosure Schedules.....................................................................40

ARTICLE VI                   CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                OF THE PURCHASER...............................................................41
         6.01.        Representations and Covenants............................................................41
         6.02.        No Material Adverse Change...............................................................41
         6.03.        Secretary's Certificate..................................................................42
         6.04.        Legal Opinion............................................................................42
         6.05.        Other Documents..........................................................................42
         6.06.        Other Agreements.........................................................................42
         6.07.        Governmental and Regulatory Consents and
                         Approvals.............................................................................42
         6.08.        Third Party Consents.....................................................................42
         6.09.        No Injunctions or Restraints.............................................................43
         6.10.        RISCORP Shareholder Approval.............................................................43

ARTICLE VII           CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                    OF THE SELLERS.............................................................43
         7.01.        Representations and Covenants............................................................43
         7.02.        Secretary's Certificate..................................................................43
         7.03.        Other Agreements.........................................................................44
         7.04.        Governmental and Regulatory Consents and
                         Approvals.............................................................................44
         7.05.        RISCORP Shareholder Approval.............................................................44

ARTICLE VIII                 SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................................44
         8.01.        Survival of Representations and Warranties...............................................44

ARTICLE IX                   INDEMNIFICATION...................................................................44
         9.01.        General Indemnification Obligation of Sellers............................................44
         9.02.        General Indemnification Obligation of Purchaser..........................................45
         9.03.        Method of Asserting Claims, Etc..........................................................46
         9.04.        Payment..................................................................................47
         9.05.        Other Rights and Remedies Not Affected...................................................47
         9.06.        Limitations on Amount....................................................................47

ARTICLE X                    TERMINATION PRIOR TO CLOSING......................................................48
         10.01.       Termination..............................................................................48
         10.02.       Effect of Termination....................................................................49

ARTICLE XI                   GENERAL PROVISIONS................................................................50
         11.01.       Publicity................................................................................50
         11.02.       Dollar References........................................................................50
         11.03.       Notices..................................................................................50
         11.04.       Entire Agreement.........................................................................51
         11.05.       Waivers and Amendments; Non-Contractual Remedies;
                      Preservation of Remedies.................................................................51
         11.06.       Governing Law; Choice of Forum...........................................................51



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                                TABLE OF CONTENTS      (cont'd)

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                                                                                                               ----

         11.07.       Binding Effect; Assignment...............................................................51
         11.08.       Interpretation...........................................................................52
         11.09.       No Third Party Beneficiaries.............................................................52
         11.10.       Counterparts.............................................................................52
         11.11.       Exhibits and Schedules...................................................................52
         11.12.       Headings.................................................................................53
         11.13.       Compliance with Bulk Sales Laws..........................................................53


                                    EXHIBITS


Exhibit A     -  Form of Reinsurance Agreement

Exhibit B     -  Form of Bill of Sale and General Assignment

Exhibit C     -  Form of Assumption Agreement

Exhibit D     -  Form of Escrow Agreement

Exhibit E     -  Tax Matters Agreement























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



                                    SCHEDULES


Schedule 1.01(a)      -     Assigned and Assumed Contracts

Schedule 1.01(d)      -     Description of the Business

Schedule 3.1(h)       -     Net Operating Losses

Schedule 3.03         -     Necessary Consents, etc.

Schedule 3.06         -     Undisclosed Liabilities

Schedule 3.07         -     Contracts

Schedule 3.08(a)      -     Liens - Tangible Assets

Schedule 3.9          -     Litigation; Orders

Schedule 3.10         -     Compliance with Laws

Schedule 3.11         -     Employee Matters

Schedule 3.13         -     Reinsurance Contracts

Schedule 3.14         -     Disputed Claims

Schedule 3.15         -     Computer Software

Schedule 3.15A        -     Database

Schedule 3.17         -     Tax Matters

Schedule 3.18         -     Condition of Tangible Assets

Schedule 3.20         -     Agents and Brokers

Schedule 4.03         -     Necessary Consents, etc.


* The schedules listed above have been omitted from this filing. Any omitted schedule will be furnished to the Commission upon request.

                            ASSET PURCHASE AGREEMENT


          This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 17, 1997, is entered into by and among Zenith Insurance Company, a California Corporation (the "Purchaser"), RISCORP, Inc., a Florida corporation ("RISCORP"), RISCORP Management Services, Inc., a Florida corporation ("RMS"), RISCORP of Illinois, Inc., an Illinois corporation ("RI"), Independent Association Administrators Incorporated, an Alabama corporation ("IAA"), RISCORP Insurance Services, Inc., a Florida corporation ("RIS"), RISCORP Managed Care Services, Inc. ("RMCS"), CompSource, Inc., a North Carolina corporation ("CompSource"), RISCORP Real Estate Holdings, Inc., a Florida corporation ("RRE"), RISCORP Acquisition, Inc., a Florida corporation ("RA"), RISCORP West, Inc., an Oklahoma corporation ("RW"), RISCORP of Florida, Inc., a Florida Corporation ("RF"), RISCORP Insurance Company, a Florida corporation ("RIC"), RISCORP Property & Casualty Insurance Company, a Florida corporation ("RP&C"), RISCORP National Insurance Company, a Missouri corporation ("RNIC"), RISCORP Services, Inc., a Florida corporation ("RS"), RISCORP Staffing Solutions Holding, Inc., a Florida corporation ("RSS Holding"), RISCORP Staffing Solutions, Inc. I, a Florida corporation ("RSSI") and RISCORP Staffing Solutions, Inc. II, a Florida corporation ("RSSII"). RISCORP, RMS, RI, IAA, RIS, RMCS, CompSource, RRE, RA, RW, RF, RIC, RP&C, RNIC, RS, RSS Holding, RSSI and RSSII are from time to time hereinafter referred to collectively as the "Sellers."

                              W I T N E S S E T H:


          WHEREAS, the Sellers are affiliated entities that are engaged in workers compensation insurance, managed care and related businesses;

          WHEREAS, upon the terms and subject to the conditions of this Agreement, the Sellers desire to sell, and the Purchaser desires to acquire, certain of the assets associated with the business of each of the Sellers, and in connection therewith the Purchaser is willing to assume certain liabilities; and

          WHEREAS, as a condition and inducement to Purchaser's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, (i) the Purchaser is entering into the Voting Agreement, dated the date hereof (the "Voting Agreement"), with William D. Griffin, The RISCORP Group Holding Company Limited Partnership, William D. Griffin Family Limited Partnership, Charlotte K. Griffin Trust Number 3, Anna F. Griffin Trust Number 3 and John Ford Griffin Trust Number 3(collectively, the "Shareholders"), pursuant to which, among other things, the Shareholders have agreed to vote all of their shares of Class B Common Stock, $.01 par value ("Class B Common Stock"), of RISCORP in favor of this Agreement and the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01. Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

          "Accounting Principles" means United States generally accepted accounting principles consistently applied.

          "Acquisition Proposal" shall have the meaning set forth in Section
5.03 hereof.

          "Action" shall have the meaning set forth in Section 3.09 hereof.

          "Actuarial Principles" shall have the meaning set forth in Section 2.02(a) hereof.

          "Additional Escrow Amount" shall mean an amount equal to the difference, if positive, between 15% of the Purchaser Price and $10 million.

          "Affiliate" means, with respect to any person, at the time in question, any other person controlling, controlled by or under common control with such person. For purposes of the foregoing, "control", including the terms "controlling", "controlled by" and "under common control with", means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an institution, whether through the ownership of voting securities, by contract or otherwise.

          "Ancillary Agreements" means the Reinsurance Agreement, the Assumption Agreement, the Tax Matters Agreement, the Escrow Agreement and the Transfer Documents.

          "Antitrust Division" shall have the meaning set forth in Section 5.09(c) hereof.

          "Assignable Licensed Software" means the Licensed Software as to which
(i) no consent to the assignment thereof is required or (ii) consent to the assignment thereof has been obtained on or prior to the Closing Date.

          "Assigned and Assumed Contracts" means all outstanding agreements with agents and brokers and all rights of renewal with respect to Insurance Contracts and those contracts and other agreements set forth on Schedule 1.10(a) (other than Insurance Contracts, contracts and other agreements set forth on Schedules
3.15 and 3.15(A) hereto and any agreement with Affiliates or employment contracts to which any of the Sellers is a party other than the Included Affiliate Agreements and the Included Employment Contracts set forth in Schedules 1.01(b) and 1.01(c), respectively) to which each of the Sellers or any of their respective Affiliates is a party and which relate primarily to the Business.

          "Assumption Agreement" means an Assumption Agreement substantially in the form of Exhibit D hereto.

          "Base Escrow Amount" shall mean $10 million plus the amount of all Loss Estimate.

          "Benefit Plans" shall have the meaning set forth in Section 3.11(a) hereof.

          "Bill of Sale and General Assignment" means a Bill of Sale and General Assignment substantially in the form of Exhibit C hereto.

          "Books and Records" means the originals or copies of all records (including computer generated, recorded or stored records) relating primarily to the Business, including customer lists, policy information, Insurance Contract forms, claim records, sales records, underwriting records, financial records, tax records, personnel records related to Transferred Employees and compliance records in the possession or control of each of the Sellers or any of their respective Affiliates and relating primarily to the operation of the Business, including the database maintained by each of the Sellers relating to and containing the customer lists, claim records and underwriting records related to the Business and any other database or other form of recorded, computer generated or stored information or process relating primarily to the operation of the Business.

          "Business" means the businesses conducted by each of the Sellers on the Closing Date as more fully described in Schedule 1.01(d) hereto; provided, however, that the "Business" shall not include any of the foregoing to the extent that it relates to any Excluded Liability or any asset other than a Transferred Asset.

          "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in either of the State of Florida or the State of New York are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

          "Business Employees" shall have the meaning set forth in Section 5.11(a) hereof.

          "Claim Notice" shall have the meaning set forth in Section 9.03(a) hereof.

          "Class A Common Stock" means the Class A Common Stock, $.01 par value, of RISCORP.

          "Class B Common Stock" has the meaning specified in the recitals hereof.

          "Closing" means the closing of the transactions contemplated by this Agreement.

          "Closing Date" means the third Business Day following the satisfaction or waiver of the conditions set forth in Articles 6 and 7 of this Agreement.

          "COBRA" shall have the meaning set forth in Section 5.13(b)(iv) hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Database" shall have the meaning set forth in Section 3.15A(a).

          "Database License" shall have the meaning set forth in Section
3.15A(b).

          "Commonly Controlled Entity" shall have the meaning set forth in
Section 3.11(a) hereof.

          "ERISA" shall have the meaning set forth in Section 3.11(a) hereof.

          "Escrow Agent" shall mean the Escrow Agent defined in the Escrow Agreement, which Escrow Agent shall be a commercial banking institution with capital equal to at least $100 million selected by the Purchaser.

          "Escrow Agreement" means an Escrow Agreement substantially in the form of Exhibit E hereto.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Excluded Assets" shall mean the stock of all direct or indirect subsidiaries of RISCORP (other than the stock of Third Coast Holding Company, Third Coast Insurance Services Company and Third Coast Insurance Company), any claims related to the matters at issue in the Excluded Litigation and any tax related assets (including deposits for current taxes) and recoveries on insurance policies that do not relate to Transferred Assets or Transferred Liabilities.

          "Excluded Liability" means any liability or obligation arising in connection with the Business which does not constitute an Other Assumed Liability or an Insurance Liability.

          "Excluded Litigation" means any liabilities or obligations relating to any present or future litigation claims, actions or proceedings, and any present or future governmental and/or criminal actions or investigations, in which any Seller is named as a defendant other than claims litigation occurring in the ordinary course of the Sellers' business.

          "Expenses" shall have the meaning set forth in Section 5.05(b) hereof.

          "Extra Contractual Obligations" means all liabilities for consequential, exemplary, punitive or similar damages which relate to or arise in connection with any alleged or actual act, error or omission by the Sellers or any of their respective Affiliates prior to the Closing Date, whether intentional or otherwise, or from any alleged or actual reckless conduct or bad faith by any such Seller or any of its Affiliates, in connection with the handling of any claim under any of the Insurance Contracts or in connection with the issuance, delivery, cancellation or administration of any of the Insurance Contracts.

          "Final Business Balance Sheet" shall have the meaning set forth in
Section 2.02(a) hereof.

          "First Call Assets" means any and all assets owned by the Sellers, both tangible and intangible, related to the operation of the First Call system.

          "FTC" shall have the meaning set forth in Section 5.09(c) hereof.

          "Governmental Entity" shall have the meaning set forth in Section 3.03 hereof.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "Included Affiliate Contracts" shall mean those contracts between any of the Sellers and their respective Affiliates which the Purchaser expressly agrees in writing to assume prior to the Closing Date.

          "Included Employment Contracts" shall mean those contracts between any of the Sellers and their respective employees which the Purchaser expressly agrees in writing to assume prior to the Closing Date.

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          "Indemnified Purchaser Party" shall have the meaning set forth in
Section 9.01 hereof.

          "Indemnified Seller Party" shall have the meaning set forth in Section
9.02 hereof.

          "Insurance Contracts" means the treaties, policies, binders, slips and other agreements of insurance written by the Insurance Subsidiaries in connection with the Business to the extent in effect on or prior to the Closing Date (including all supplements, endorsements, riders and ancillary agreements in connection therewith).

          "Insurance Liabilities" means all liabilities and obligations arising under or in connection with the Insurance Contracts, to the extent the same are unpaid or unperformed on or after the Closing Date, including (i) the gross amount of all liability for losses and loss adjustment expenses before any deduction for reinsurance ceded, (ii) all amounts payable for returns or refunds of premiums under the Insurance Contracts, including all liability for unearned premiums, (iii) all liability for commission payments and other fees or compensation payable with respect to the Insurance Contracts to or for the benefit of intermediaries, brokers and service providers, (iv) all liabilities for retrospective payments or adjustments under Insurance Contracts, (v) all Extra Contractual Obligations and (vi) all guaranty fund assessments and similar charges which are required to be paid under or in respect of the Insurance Contracts.

          "Insurance Subsidiaries" shall mean RIC, RNIC and RP&C.

          "Intangible Assets" means those intangible assets of each of the Sellers, including, without limitation, Intellectual Property and intangible First Call Assets.

          "Intellectual Property" means all trade names, trademarks and service marks and registrations and applications therefor, trademarks, copyrights, copyright applications and registrations, rights to renew copyrights and copyright renewals, any patents and patent applications and registrations and all imprints and logos, trade secrets, customer lists or know-how owned by any of the Sellers or used in the Business, including without limitation all right, title and interest of the Sellers in and to the names "RISCORP" and "First Call".

          "knowledge" means, as to the Sellers, the actual knowledge after reasonable inquiry of any of the officers of the Sellers, and as to the Purchaser, the actual knowledge after reasonable inquiry of any of the officers of the Purchaser.

          "Liabilities" shall have the meaning set forth in Section 3.06 hereof.

          "License Agreements" shall have the meaning set forth in Section 5.12(a) hereof.

          "Licensed Software" shall have the meaning set forth in Section 3.15(a) hereof.

          "Lien" means any pledge, claim, lien, charge, mortgage, encumbrance, security interest of any nature, option, right of first refusal, warrant, or restriction of any kind, including any restriction on use, voting, transfer, alienation, receipt of income, or exercise of any other attribute of ownership.

          "Neutral Auditors" shall mean one of the six largest nationally recognized independent auditing firms selected by the Purchaser, not to include Coopers & Lybrand, L.L.P. or KPMG Peat Marwick, L.L.P.

          "Neutral Actuary" shall mean a nationally recognized independent actuarial firm selected by the Purchaser, not to include Tillinghast-Towers Perrin or the Purchaser's principal actuarial firm.

          "Notice Period" shall have the meaning set forth in Section 9.03(a) hereof.

          "Order" shall have the meaning set forth in Section 3.09 hereof.

          "Other Assumed Liabilities" means the following liabilities and obligations of all of the Sellers, to the extent the same are unpaid or unperformed on or after the Closing Date: (i) all liabilities and obligations of all of the Sellers to the extent relating to the Transferred Assets, including liabilities and obligations under the Assigned and Assumed Contracts and the Assignable Licensed Principally Used Software; (ii) all liabilities and obligations in respect of employee relations and benefits to the extent expressly assumed by the Purchaser pursuant to Section 5.13 of this Agreement;
(iii) the $15 million aggregate principal amount promissory note held by American Re- Insurance Company; and (iv) all other liabilities and obligations relating to the Business (other than any Insurance Liability); provided, however, that notwithstanding anything in this Agreement to the contrary, the Other Assumed Liabilities shall not include: (a) any Excluded Litigation, (b) any indemnification obligations to any Seller's officers and directors, accountants, financial advisers, underwriters or attorneys, (c) any liabilities under (1) the Stock Purchase Agreement dated November 4, 1994 between RISCORP Acquisition, Inc. and W. Gerald Fiser, (2) the Agreement of Purchase and Sale of Stock dated July 10, 1996 by and among Atlas Insurance Company, RISCORP of Florida, Inc., Atlas Financial Corporation and Haas Wilkerson Wohlberg, Inc.,
(3) the Agreement of Purchase and Sale of Stock dated December 15, 1995 among CompSource Acquisition, Inc. and James K. Secunda, Bruce A. Flacks, James K.

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



and Deborah W. Secunda Charitable Remainder Unitrust Number One, the James K. and Deborah W. Secunda Charitable Remainder Unitrust Number Two, and the Bruce Flacks Charitable Remainder Unitrust, (4) the Stock Purchase Agreement dated September 17, 1996 between RISCORP and Thomas Albrecht, Peter Norman and Hugh D. Langdale, Jr., (5) the Independent Association Administrators, Incorporated and Risk Inspection and Consulting Services Agreement and Plan of Merger dated September 1996 among RISCORP, RISCORP-IAA, Inc., Independent Association Administrators, Incorporated and the shareholders of Independent Association Administrators, Incorporated, or (6) any liability of any Seller under any other stock purchase agreement, asset acquisition agreement or merger agreement; (d) any contingent liability, whether known or unknown, on the date hereof and any contingent liability, whether known or unknown, to the extent not accrued or reserved for on the Final Business Balance Sheet; (e) except as provided in the Tax Matters Agreement, any obligation of Sellers for Taxes for all periods ending on, before or after the Closing Date and any balance sheet liability in respect of Taxes; (f) any obligation or liability of Sellers arising from its failure to perform any of its agreements contained herein or incurred by Sellers in connection with the consummation of the transactions contemplated hereby; (g) any expenses of Sellers, including Taxes, incurred in connection with the sale contemplated by this Agreement, except as otherwise explicitly provided in this Agreement; (h) any liability or obligation under any Benefit Plans except as provided in Section 5.11 hereof to the Employees or under any employment contract with any officer, director or employee of any of the Sellers except for Included Employment contracts; (i) any liability or obligation of Sellers arising from or resulting from its non-compliance prior to the Closing Date with any Federal, state, local or foreign laws, regulations, orders, or administrative or judicial determinations, including without limitation those relating to the environment and to employment practices applicable to Sellers' employees; (j) any fines, penalties or liabilities imposed on any of the Sellers by any Governmental Entity; (k) any brokerage or finder's fee payable by Sellers in connection with the transactions contemplated hereby; (l) any liability or obligation under any contract with an Affiliate of any of the Sellers except for Included Affiliate Contracts.

         "Owned Software" shall have the meaning set forth in Section 3.15 hereof.

         "Permitted Liens", as to any asset, means: (i) Liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings;
(ii) Liens arising by operation of law; (iii) Liens arising from letters of credit and other similar insurance security devices entered into by or for the benefit of the Sellers in connection with the Business in the ordinary course of business; and (iv) other Liens that do not in the aggregate materially detract from the value or materially

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



interfere with the present or reasonably contemplated use of any material asset in the Business.

         "person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Proposed Business Balance Sheet" shall have the meaning set forth in
Section 2.02(b) hereof.

         "Proxy Statement" shall have the meaning set forth in Section 5.09 hereof.

         "Purchaser Material Adverse Effect" means a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or any Ancillary Agreement or the enforceability of this Agreement or any Ancillary Agreement.

         "Quarterly Statements" means the Quarterly Statement for the period indicated of each Insurance Subsidiary together with all exhibits and schedules thereto.

         "Reinsurance Agreement" means the Reinsurance Agreement substantially in the form of Exhibit A hereto.

         "Review Period" shall have the meaning set forth in Section 2.02(b) hereof.

         "RISCORP Shareholders Meeting" shall have the meaning set forth in
Section 5.02 hereof.

         "RISCORP Shareholders Approval" shall have the meaning set forth in
Section 5.02 hereof.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Documents" shall have the meaning set forth in Section 3.05 hereof.

         "Section 5.05 Fee" shall have the meaning set forth in Section 5.05(a) hereof.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Sellers Material Adverse Effect" means any material adverse effect on the Transferred Assets or the business, financial condition or results of operations of the Business, the ability of the Sellers to perform their respective obligations under this Agreement or any Ancillary Agreement or the validity or the enforceability of this Agreement or any Ancillary Agreement.

         "Sellers' Representative" shall have the meaning set forth in Section 2.01(d) hereof.

         "Statutory Financials" means the Annual Statement for the year indicated of each Insurance Subsidiary together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith.

         "Shareholders" shall have the meaning set forth in the recitals hereof.

         "subsidiary" means, with respect to any person on a given date, any other person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such person.

         "Systems Loans" shall have the meaning specified in Section 2.02 hereof.

         "Tangible Assets" means the furniture, fixtures, equipment, supplies and other tangible personal and real property of each of the Sellers, including, without limitation, the tangible First Call Assets.

         "Tax" shall have the meaning set forth in Section 3.17(b) hereof.

         "Taxation" shall have the meaning set forth in Section 3.17(b) hereof.

         "Tax Matters Agreement" means the Tax Matters Agreement substantially in the form of Exhibit E.

         "Transfer Documents" means the Bill of Sale and General Assignment and such other documents and instruments as the Purchaser may reasonably request in order to transfer all of the Sellers' right, title and interest in the Transferred Assets to the Purchaser.

         "Transferred Assets" means each of the Sellers' right, title and interest in: (i) the Assigned and Assumed Contracts; (ii) all receivables in respect of the Insurance Contracts; (iii) all recoverables and other receivables with respect to reinsurance, coinsurance and retrocession contracts relating to insurance ceded by any Seller; (iv) the Tangible Assets; (v) the Intangible Assets; (vi) all prepaid premiums and fees (other than with respect to insurance policies or other assets that constitute Excluded Assets); (vii) the Assignable Licensed Software; (viii) the Owned Software; (ix) cash, cash equivalents and invested assets owned by the Sellers; (x) the Books and Records; (xi) all Intellectual Property; (xii) all rights in respect of Insurance Contracts and all rights of renewal with respect thereto; (xiii) the stock of Third Coast Holding Company, Third Coast Insurance Services Company and Third Coast Insurance

Company; and (xiv) all other assets relating to the Business, including, without limitation, assets supporting the Insurance Liabilities, provided, however, that the Transferred Assets shall not include the Excluded Assets; and provided, further, that the Transferred Assets shall not include any of the foregoing to the extent they are terminated, transferred or otherwise disposed of as permitted by Section 5.01 of this Agreement between the date hereof and the Closing Date.

         "Transferred Employees" shall have the meaning set forth in Section
5.13 hereof.

         "Transferred Liabilities" means the Insurance Liabilities and the Other Assumed Liabilities.

         "Vote Items" shall have the meaning set forth in Section 5.02 hereof.

         "Voting Agreement" shall have the meaning set forth in the recitals hereof.


                                   ARTICLE II

                  TRANSFER AND ACQUISITION OF ASSETS AND STOCK

         Section 2.01. Transfer and Acquisition. (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, each of the Sellers shall sell, assign and transfer to the Purchaser, and the Purchaser shall purchase from each of the Sellers, all of each of the Sellers' right, title and interest in the Transferred Assets. All sales, assignments and transfers of the Transferred Assets shall be effected by the Transfer Documents.

         (b) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Purchaser shall assume the Other Assumed Liabilities pursuant to the Assumption Agreement.

         (c) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Purchaser and each of the Sellers shall enter into the Reinsurance Agreement pursuant to which the Purchaser shall reinsure the Insurance Liabilities.

         (d) Any transfer, premium or sales tax imposed in connection with the transfer, sale, assumption or recording of the Transferred Assets to be transferred pursuant to paragraph (a) of this Section 2.01 or the Transferred Liabilities to be assumed pursuant to paragraph (b) or (c) of this Section 2.01 (or in connection with any transfer of cash under Sections 2.02 hereof, shall be paid by RISCORP, acting on behalf of the Sellers (the "Sellers' Representative").

         Section 2.02. Payment of Purchase Price. (a) On the Closing Date, in consideration of the sale, assignment and transfer under Section 2.01(a) hereof, the Purchaser shall (i) pay to the Seller's Representative, on behalf of the Sellers, an amount in cash equal to $35 million minus the Base Escrow Amount minus the principal amount of, and any accrued and unpaid interest on, any Systems Loans, and (ii) pay to the Escrow Agent pursuant to the terms of the Escrow Agreement an amount in cash equal to the Base Escrow Amount.

         (b) As promptly as practicable after the Closing Date, but not later than 70 days after the Closing Date, the Sellers' Representative will prepare and deliver to the Purchaser at the Sellers' cost and expense, audited statement of Transferred Assets and the Transferred Liabilities of the Business as of the Closing Date (the "Proposed Business Balance Sheet"), prepared in conformity with the Accounting Principles, which shall represent the Sellers' proposal for the Final Business Balance Sheet and shall be accompanied by (i) the report of KPMG Peat Marwick L.L.P. thereon, addressed to the Sellers' Representative and the Purchaser, which report shall state that the Proposed Business Balance Sheet presents fairly the assets and liabilities of the Business at the Closing Date in conformity with the Accounting Principles, and (ii) the report of Tillinghast-Towers Perrin addressed to the Sellers' Representative and the Purchaser, setting forth Tillinghast-Towers Perrin's determination of the liability for loss and loss adjustment expenses net of reinsurance recoveries as of the date of, and for inclusion in, the Proposed Business Balance Sheet for the Insurance Subsidiaries. In determining such amounts, Tillinghast-Towers Perrin shall apply actuarial methods and assumptions that are consistent with generally accepted actuarial principles (the "Actuarial Principles"). The Sellers' Representative will deliver or make available to the Purchaser copies of all material work papers used as the basis for determining the Proposed Business Balance Sheet. In addition, Sellers' Representative shall afford the Purchaser and its representatives access to such information and to the auditors as they are preparing the Proposed Business Balance Sheet for purposes of discussing the methodology and related matters pertaining to the preparation of the Proposed Business Balance Sheet. The Purchaser and its representatives shall have 30 days (the "Review Period") to review the Proposed Business Balance Sheet and all supporting papers and documentation and to suggest changes, if any, therein. If at the end of the Review Period, the Sellers' Representative and the Purchaser are able to agree in writing on the manner in which all items on the Proposed Business Balance Sheet should be treated then the resulting balance sheets shall be binding on the Sellers and the Purchaser and the Proposed Business Balance Sheet shall be referred to as the "Final Business Balance Sheet." If at the end of the Review Period, the Seller's Representative and the Purchaser are unable to agree on the manner in which any item or items should be treated in the preparation of the Final Business Balance Sheet in accordance with the Accounting

Principles and the Actuarial Principles, consistently applied, then all items remaining in dispute shall be submitted to the Neutral Auditors and/or the Neutral Actuary, as appropriate. The Neutral Auditors and the Neutral Actuaries shall act as experts and not as arbitrators to determine the resolution, based on the Accounting Principles and Actuarial Principles, as the case may be, of those issues (and only those issues) still in dispute. The Neutral Auditors' and/or the Neutral Actuaries' determination shall be made within 30 days after the end of the Review Period, shall be set forth in a written statement delivered to the Sellers' Representative and the Purchaser and shall be final, binding and conclusive and the Proposed Business Balance Sheet, adjusted to give effect to such determination and any other agreement of the parties, shall in that case be referred to as the Final Business Balance Sheet. Each party agrees to execute, if requested by the Neutral Auditors or the Neutral Actuaries, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors and the Neutral Actuaries shall be borne by the Sellers.

         (c) Within five Business Days after the Final Business Balance Sheet has been determined in accordance with Section 2.02(a) the Purchaser shall pay to the Sellers' Representative on behalf of the Sellers, (i) an amount equal to the excess of the value (as reflected on the Final Business Balance Sheet) of the Transferred Assets over the value of the Transferred Liabilities (such excess, the "Purchase Price") minus $35 million minus the Additional Escrow Amount and (ii) pay to the Escrow Agent pursuant to the terms of the Escrow Agreement an amount in cash equal to the Additional Escrow Amount. Cash transferred to the Sellers pursuant to Section 2.02(a) and 2.02(b) shall be by wire transfer of immediately available funds to an account designated by the Sellers' Representative.

         (d) Any amount due pursuant to paragraph (b) of this Section 2.02 shall include interest thereon from the Closing Date through the payment date calculated at the London Interbank Offered Rate quoted for six month periods as reported in The Wall Street Journal on the Closing Date plus 50 basis points.

         Section 2.03. Place and Date of Closing. The Closing shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York, at 10:00 a.m. New York time on the Closing Date or such other time or place as the parties may mutually agree.

         Section 2.04. Transactions to be Effected at the Closing. (a) At the Closing, the Sellers shall execute (where appropriate) and deliver to the
Purchaser: (i) the Reinsurance Agreement; (ii) the Insurance Administration Agreement; (iii) the Escrow Agreement; (iv) the Assumption Agreement; (v) the Bill of Sale and General Assignment and the other Transfer Documents (vi) the Tax Matters Agreement; and (vii) such other agreements, instruments and documents as are required by this Agreement to be delivered by the Sellers at the Closing.

         (b) At the Closing, the Purchaser shall execute and deliver to the
Sellers': (i) the Reinsurance Agreement; (ii) the Insurance Administration Agreement; (iii) the Escrow Agreement; (iv) the Assumption Agreement; (v) the Transfer Documents; (vi) the Tax Matters Agreement; and (vii) such other agreements, instruments and documents as are required by this Agreement to be delivered by the Purchaser at the Closing.

         Section 2.05. Nonassignability of Assets. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the assignment or transfer or attempted assignment or transfer to the Purchaser of any Assigned and Assumed Contract, Licensed Software or any benefit arising thereunder or resulting therefrom is prohibited by any applicable law or would require any governmental or third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, thereof. Following the Closing, the parties shall use reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither the Sellers nor the Purchaser shall be required to pay any consideration therefor. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to the Purchaser the benefits of any such Assigned and Assumed Contracts, Licensed Software. Once authorization, approval, consent or waiver for the assignment or transfer of any such Assigned and Assumed Contract or Licensed Software not assigned, subleased or transferred at the Closing is obtained, the Sellers shall assign or transfer such Assigned and Assumed Contract, or Licensed Software to the Purchaser at no additional cost. To the extent that any such Assigned and Assumed Contract or Licensed Software cannot be transferred or the full benefits of use of any such Assigned and Assumed Contract cannot be provided to the Purchaser following the Closing pursuant to this Section 2.05, then the Purchaser and the Sellers shall enter into such arrangements (including subleasing or subcontracting if permitted) to provide to the parties the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such authorization, approval, consent or waiver and the performance by the Purchaser of the obligations thereunder to the extent that entering into any such arrangements would not be materially burdensome to the Sellers as a whole or the Purchaser.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         The Sellers hereby represent and warrant to the Purchaser that the following statements are true and correct as of the date hereof and as of the Closing Date or such other time as may be specified in such statements.

         Section 3.01. Organization, Standing and Authority. Each Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to carry on the operations of the Business as they are now being conducted.

         Section 3.02. Authorization. Each Seller has the requisite corporate power and authority to execute, deliver and, subject to the RISCORP Shareholders Approval, perform its obliga tions under this Agreement and under each of the Ancillary Agreements to be executed by it. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements to be executed by it, and the performance by each Seller of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of each Seller, subject to the RISCORP Shareholders Approval. This Agreement has been duly executed and delivered by each Seller and, subject to the due execution and delivery hereof by the Purchaser and the RISCORP Shareholder Approval, this Agreement is a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the Closing Date, the Ancillary Agreement(s) to be executed and delivered by each Seller on such Closing Date will have been duly executed and delivered by each such Seller and, subject to the due execution and delivery of such agreements by the Purchaser, the Ancillary Agreement(s) to be executed by each Seller is a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 3.03. No Conflict or Violation, etc. Except as disclosed in
Schedule 3.03, the execution and delivery by each Seller of this Agreement and of the Ancillary Agreements to which it is a party do not, and the consummation by each Seller of the transactions contemplated by this Agreement and by such Ancillary Agreements and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or By-laws of such Seller, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of such Seller, under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which any Seller is a party or by which any Seller or any of its assets is bound or affected, or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to such Seller or any of its properties or assets, which, in the case of clauses (ii) and (iii) above, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any court or governmental or regulatory authority or agency, domestic or foreign, including, without limitation, the Florida Agency for Health Care Administration (a "Governmental Entity"), is required to be obtained or made by or with respect to any Seller, in connection with the execution and delivery of this Agreement by each Seller or the consummation by each Seller of the transactions contemplated hereby, except for (i) the filing of a proxy statement and such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of premerger notification and report forms under the HSR Act, (iii) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in
Schedule 3.03,(iv) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Schedule 3.03 and (v) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

         Section 3.04. Books and Records. Each Seller has provided or made available to the Purchaser on or prior to the date hereof copies of all Books and Records and written policies, procedures and guidelines relating to the Business, including all underwriting policies, procedures and guidelines other than those policies, procedures and guidelines which are not material to the conduct or operation of the Business.

         Section 3.05. SEC Documents and Statutory Financials Each Seller has provided or made available to the Purchaser on or prior to date hereof copies of all reports, schedules, forms, statements and other documents filed with the SEC (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents") and all Statutory Financials for periods ended after January 1, 1995 and all Quarterly

Statements for periods ended after January 1, 1995 through September 30, 1996.

         Section 3.06. No Undisclosed Liabilities. There is no debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due arising from or relating to the Business (collectively, "Liabilities") which is to be included in the Other Assumed Liabilities, except as described in Schedule 3.06, or to the extent that reserves therefor are required to be and are set forth in the Final Business Balance Sheet in accordance with the Accounting Principles and other than Liabilities that in the aggregate could not reasonably be expected to have a Sellers Material Adverse Effect.

         Section 3.07. Contracts. Schedule 3.07 contains a complete and correct list of all Insurance Contracts in force on the date hereof, and all other material contracts, agreements and commitments to which each Seller is a party as of the date hereof which primarily relate to the Business, other than (i) contracts, agreements and commitments that relate exclusively to any asset that is not a Transferred Asset and (ii) contracts, agreements and commitments that relate to Owned Software and Licensed Software. True and complete copies of each contract, agreement or commitment listed on any Schedule hereto have been made available to the Purchaser for its review. To the knowledge of the Sellers, each of the contracts, agreements and commitments listed on Schedule 3.07 is in full force and effect and is the valid and binding obligation of each party thereto, except where the failure to be in full force and effect or valid and binding could not reasonably be expected to have, individually or in the aggregate, a Sellers Material Adverse Effect, and except as the enforceability of any thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in the Schedules hereto, none of the Sellers or to the knowledge of the Sellers any other person is (or, with the giving of notice or the lapse of time or both, will be) in violation or breach of or default under any of the contracts, agreements and commitments listed on Schedule 3.07, except for such violations, breaches or defaults which individually or in the aggregate could not reasonably be expected to have, a Sellers Material Adverse Effect.

         Section 3.08. Title to Assets; Sufficiency. (a) Each Seller has good title to all of the Transferred Assets other than the Assigned and Assumed Contracts and the Assignable Licensed Owned Software, free and clear of all Liens, except for (i) Liens disclosed in Schedule 3.08(a) and (ii) Permitted Liens. At the Closing, the Purchaser will acquire the Transferred Assets other than the Intangible Assets, free and clear of all Liens, except for Liens disclosed in Schedule 3.08(a) and Permitted Liens and except for any Liens arising from acts of the Purchaser or any of their respective Affiliates.

         (b) Other than insurance licenses and qualifications necessary to conduct the Business, the Transferred Assets together with the rights of the Purchaser and their respective Affiliates under the Ancillary Agreements constitute all the assets, properties and rights of the Sellers necessary for the Purchaser to conduct the Business immediately following the Closing in all material respects as currently conducted.

         Section 3.09. Litigation; Orders. Except as disclosed in Schedule 3.09, there is no action, suit, proceeding or arbitration (each, an "Action") pending or, to the knowledge of the Sellers, threatened against or affecting any of the Sellers that, individually or in the aggregate, could reasonably be expected to have a Sellers Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator (each, an "Order") outstanding against any of such persons having, or which could reasonably be expected to have, any such effect. The Sellers have delivered or made available to the Purchaser copies of all pleadings, correspon dence and other documents relating to each Action and Order listed in Schedule 3.10.

         Section 3.10. Compliance with Laws. Except as disclosed in Schedule
3.10 or as otherwise disclosed in writing to the Purchaser, each Seller is in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity, and no Seller has received any effective notice or other communication whether oral or written from any Governmental Entity, arbitrator or any other person regarding any such violation or failure, in each case except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

         Section 3.11. Employee Matters. (a) Except as set forth in Schedule 3.11, neither RISCORP nor any other person or entity that together with RISCORP is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") maintains, sponsors or contributes to, or has, or in the future may have, any liability for any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, fringe benefits for any current or former employee, director, agent or independent contractor of RISCORP, its subsidiaries or related entities, to which, or for which, RISCORP or any of its subsidiaries or related entities sponsors, contributes or has any liability ("Benefit Plans"). Copies of all documents, financial statements, summaries, reports, filings and correspondence to participants related to each Benefit Plan have been made available to Purchaser.

         (b) All Benefit Plans have been maintained and operated in all material respects in accordance with their terms and provisions and with all applicable laws and regulations.

         (c) All contributions for benefits accrued for the period though the date hereof have been made for each Benefit Plan except as set forth in Schedule 3.11.

         (d) None of the Benefit Plans is subject to Title IV of ERISA or subject to the funding standards of Section 412 of the Code.

         (e) Neither RISCORP or any Commonly Controlled Entity contributes to or has contributed to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA.

         (f) Except as set forth in Schedule 3.11, the transactions contemplated by this Agreement will not result in any acceleration of any funding, vesting or benefits under any of the Benefit Plans.

         (g) Except as required pursuant to Section 4980B of the Code, none of the Benefits Plans provides benefits to former employees and neither RISCORP nor any Commonly Controlled Entity does, or has any obligation to do, so.

         Section 3.12. Brokers. No broker, investment banker, financial advisor or other person, other than Smith Barney Inc. and Alex Brown & Sons, Incorporated, the fees and expenses of which will be paid by the Sellers, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers.

         Section 3.13. Reinsurance Contracts. Except as noted on Schedule 3.13, to the knowledge of the Sellers no party to any contract for reinsurance with any of the Sellers is in default in any material respect as to any provision thereof.

         Section 3.14. Disputed Claims. Schedule 3.14 sets forth a complete and accurate list of all claims where payment is in dispute pursuant to any Insurance Contract that were unpaid as of _______________, 1997, where the amount claimed exceeds $100,000, or, where the aggregate amount of such payment is not determinable and there is a specific reserve established with respect to such claim, the amount of such reserve exceeds $100,000.

         Section 3.15. Computer Software. (a) Schedule 3.15 hereto contains a true and complete listing of all computer software programs owned by Seller and/or used in the conduct of the Business. Schedule 3.15 hereto also sets forth whether each such computer software program is (i) owned by a Seller (the "Owned Software") or (ii) licensed by Seller from a third Party (the "Licensed Software").

         (b) On the Closing Date, Sellers will sell, convey, assign, transfer, and deliver to Purchaser, its successors, legal representatives and assigns, all right, title, and interest throughout the world in perpetuity in and to the Owned Software and Code (as hereinafter defined) including, but not limited to, the sole and exclusive rights to all copyrights, patent rights, copyright registrations, copyright applications, patents and patent applications, rights to reproduce, display, use, modify and make derivative works (as such term is defined in the U.S. Copyright Act, 15 U.S.C. ss.3701 et seq.) Sellers agree to execute any and all documents necessary to perfect Purchaser's rights in and to the Owned Software and Code. Upon the Closing Date, Sellers shall deliver to Purchaser all copies of the Owned Software and Code.

         (c) Sellers hereby grant to Purchaser an exclusive license to use, reproduce, modify and create derivative works based on the Owned Software and Code and shall promptly enter into a license agreement therefor ("Owned Software License"). The term of the Owned Software License shall commence on the date of this Agreement and shall terminate on the earlier of the Closing Date or the termination of this Agreement. Sellers shall immediately deliver to Purchaser copies of all computer programming code, database architecture, table attribute definitions and documentation, including all source code and object code for the Owned Software as well as all other programs, modifications, and derivative works developed prior to the Closing Date, including translations, compilations, partial copies, and up-dates and all related documentation (collectively, the "Code"), but shall retain until the Closing Date sufficient copies thereof for operation of their businesses.

         (d) On the Closing Date, the Purchaser will have, pursuant to an assignment of the relevant Seller's rights to the Licensed Software and subject to the terms and conditions of the assigned licenses to the Licensed Software, the right to use the Licensed Software in the same manner as used by the relevant Seller prior to the Closing Date and free and clear of any royalty or other similar payment obligations or Lien, other than maintenance fees. If a vendor refuses to assign, license or sub-license any Licensed Software to the Purchaser, the Sellers shall assist the Purchaser in attempting to locate suitable substitute software.

         (e) Sellers represent and warrant that they are and will as of the Closing Date be the authors and sole proprietors of all rights in and to the Owned Software and Code and that they have the ability to sell, convey, assign, transfer and deliver all such rights to Purchaser. Sellers represent and warrant that they will be the sole authors and sole proprietors of all rights in and to all modifications of or derivative works based on the Owned Software and created pursuant hereto and that such modifications and derivative works will not violate or infringe any patent, copyright, trade secrets, or any other proprietary rights of any other person. Sellers further represent and warrant that Sellers are not in conflict with or violation or infringement of, nor have such Sellers received any notice of any such conflict with, or violation or infringement of, any patent, copyright, trade secret rights, or any other proprietary right of any other Person with respect to any Owned Software or Licensed Software. In the event that the Owned Software or Licensed Software is or becomes the subject of a claimed or alleged infringement of another Person's patent, copyright, trade secret rights or any other proprietary right on or prior to the Closing Date, then the relevant Seller at its option and cost, will either (i) defend the Purchaser against such infringement claim, (ii) secure a license to such person's software for the benefit of the Purchaser,
(iii) modify the software so as to make it non-infringing, or (iv) secure a license to reasonably comparable substitute software for the Purchaser.

         At Closing, Purchaser shall grant to Sellers a royalty-free, non-transferable license to use such of the Owned Software and Code as Sellers may reasonably need in order to conduct their remaining businesses and operations after the Closing, including, without limitation, such Owned Software and Code as may be necessary for Sellers to prepare the Proposed Business Balance Sheet, to file tax returns, to defend the Excluded Litigation, and similar matters.

         Section 3.15A. Database. (a) Upon the Closing Date, Sellers shall sell, convey, assign, transfer and deliver to Purchaser full right, title and interest (free and clear of any liens, limitations or restrictions whatsoever) to the records, data, files, input materials, reports, forms and other data disclosed on Schedule 3.15A (collectively, the "Database"). The Database will therefore be the exclusive property of Purchaser and Sellers will no longer possess any interest, title, lien or right to the Database except as provided in this Agreement. Sellers agree that upon the Closing Date, Sellers will deliver to Purchaser all copies of the Database (including all updates thereto) as well as all records, lists, schedules and other documents relating to the Database and the Database License (defined herein).

         (b) Sellers hereby grant to Purchaser an exclusive license to use and update the Database and will promptly enter into a license agreement for the Database (the "Database License"). The Database License will terminate at the earlier of the Closing Date or the termination of the Purchase Agreement.

         (c) Sellers agree to maintain and update the Database and to input any and all relevant transactions into the Database.

         (d) Sellers further agree that, upon request by Purchaser from time to time, Sellers will furnish, free of charge, to Purchaser the Database and any and all updates thereto in whatever format Purchaser may desire.

         (e) Sellers represent and warrant that they are and will as of the Closing Date be the authors and sole proprietors of all rights in and to the Database and that they have the ability to license, sell, convey, assign, transfer and deliver all such rights to Purchaser. Sellers represent and warrant that they will be the sole authors and sole proprietors of all rights in and to all modifications of or derivative works based on the Database and created pursuant hereto and that such modifications and derivative works will not violate or infringe any patent, copyright, trade secrets, or any other proprietary right of any other person. Sellers further represent and warrant that Sellers are not in conflict with or violation or infringement of, nor have such Sellers received any notice of any such conflict with, or violation or infringement of, any patent, copyright, trade secret rights, or any other proprietary right of any other Person with respect to the Database. In the event that the Database is or becomes the subject of a claimed or alleged infringement of another Person's patent, copyright, trade secret rights or any other proprietary right on or prior to the Closing Date, then the relevant Seller at its option and cost, will either (i) defend the Purchaser against such infringement claim, (ii) secure a license to such Person's database for the benefit of the Purchaser, or (iii) modify the database so as to make it non-infringing.

         At Closing, Purchaser shall grant to Sellers a royalty-free, non-transferable license to use such of the Database as Sellers may reasonably need in order to conduct their remaining businesses and operations after the Closing, including, without limitation, such portions of the Database as may be necessary for Sellers to prepare the Proposed Business Balance Sheet, to file tax returns, to defend the Excluded Litigation, and similar matters.

         Section 3.16. Environmental Matters. Except for any violation which, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect, the Sellers are not in violation of any laws, rules or regulations relating to pollution or protection of the environment, including regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         Section 3.17. Taxes. (a) Except for such matters that, individually or in the aggregate, will not have a Sellers' Material Adverse Effect or for such matters that have been disclosed in Schedule 3.17: (i) each of the Sellers (x) has prepared in good faith and duly and timely filed (taking into account any applicable extensions) all Tax Returns (as defined below) that it was required to file (whether separately or on a combined or consolidated basis) and all such Tax Returns are complete and accurate in all material respects; (y) has timely paid in full all Taxes (as defined below) it was or is required to pay and duly and timely withheld and paid over to the appropriate recipient all Taxes that it was or is obligated to withhold from amounts paid or owing to any employee, creditor or third party; and (z) has not waived or agreed to waive any statute of limitations with respect to Taxes or agreed to any extension of time with respect to the assessment or collection of any Tax (unless such waiver or extension is not currently effective); (ii) no audits, examinations, investigations, assessments or proposed assessments of deficiencies, refund claims or other proceedings relating to the Taxes of any of the Sellers is pending or, to the knowledge of any of the executive officers of any of the Sellers, threatened; (iii) there are not, to the knowledge of the executive officers of any of the Sellers, unresolved actual claims concerning any Sellers's Tax liability; (iv) all Taxes due with respect to completed and settled examinations or concluded litigation relating to any of the Sellers have been timely paid in full; (v) each of the Sellers has made available to the other party true, correct and complete copies of all United States federal income Tax Returns (including all consolidated Tax Returns) filed with respect to the taxable periods ending on or after December 31, 1992, together with true, correct and complete copies of any audit or other examination reports and any notices or proposed notices of deficiency relating to such Tax Returns; (vi) none of the Sellers has any liability with respect to accrued but unpaid Taxes (whether or not assessed or shown as due on any Tax Return) in excess of the reserves therefor reflected in the financial statements included in the most recently filed SEC Documents (as adjusted for any time elapsed since the date of such SEC Documents in accordance with past customary practice); (vii) no liens or other security interests have been imposed on any of the assets of any Seller in connection with any failure (or alleged failure) to pay any Tax; (viii) none of the Sellers is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing a consolidated or combined Tax Return (other than a group of which it or one of the Subsidiaries of RISCORP is or was the common parent) or otherwise has any liability for Taxes other than its Taxes or Taxes of one of its Subsidiaries; (ix) none of the Sellers has filed a consent under Section 341(f) of the Code, or has made or is a party to any agreement under which it is or may become obligated to make any payments that will be nondeductible under Section 280G of the Code (assuming it cannot be established that any such payments are "reasonable compensation" within the meaning of
Section 280G(B)(4) of the Code); (x) each of the Sellers has complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including without limitation the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws; (xi) the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of each of the Sellers for taxable years ending on or before the date three years before the date of this Agreement; (xii) no power of attorney currently in force has been granted by any of the Sellers concerning any Tax matter; (xiii) no property of any of the Sellers is tax-exempt use property within the meaning of Section 168 of the Code; (xiv) none of the Sellers is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by it, and to the best of the knowledge of its executive officers, the IRS has not proposed any such adjustment or change in accounting method; (xv) each of the Sellers has or had substantial authority (within the meaning of Section 6661 of the Code for Tax Returns filed on or before December 31, 1990, and within the meaning of Section 6662 of the Code for Tax Returns filed after December 31, 1990) for all transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code, for Tax Returns filed on or before December 31, 1990, and within the meaning of Section 6662 of the Code, for Tax Returns filed after December 31, 1990); (xvi) as of December 31, 1995, each of the Sellers has net operating loss carryovers available to offset future income as disclosed in
Schedule 3.1(h); (xvii) Schedule 3.1(h) discloses the amount of and year of expiration of each company's net operating loss carryovers; (xviii) each of the Sellers has tax credit carryovers available to offset future tax liability as disclosed in Schedule 3.1(h); (xix) Schedule 3.1(h) discloses the amount and year of expiration of each company's tax credit carryovers; (xx) no election under Section 338 of the Code (or any predecessor provision) has been made by or with respect to each of the Sellers or any of their respective assets or properties; (xxi) no indebtedness of any of the Sellers is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code; and
(xxii) none of the Sellers has engaged in any intercompany transactions within the meaning of Treasury Regulations Sec. 1.1502-13 for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date.

         (b) As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, premium, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         Section 3.18. Condition of Tangible Assets. All buildings, structures, facilities, equipment and other material items of tangible property and assets which are included in the Transferred Assets are in good operating condition and repair, subject only to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and authorizations relating to their construction, use and operation. No person other than Seller owns any equipment or other tangible assets or properties situated on the premises of Sellers or necessary to the operation of the Business, except for leased items disclosed on Schedule 3.18.

         Section 3.19. Intellectual Property, Computer Software and Database.
(a) The Sellers own or possess sufficient legal rights to all the Intellectual Property, Owned Software, Licensed Software, Database and other related proprietary business information as are necessary to conduct the Business as currently conducted, except where the failure to own or possess such legal rights could not, individually or in the aggregate, reasonably be expected to have a Sellers Material Adverse Effect.

         (b) None of the Sellers is using any confidential information, patents, copyrights, trademarks, service marks, trade names, trade secrets, licenses, computer software, computer software databases and other proprietary rights and processes of any other person without such persons permission.

         (c) None of the Sellers has violated, or has received any written or oral communications alleging that any such Seller has violated or, by conducting the Business, would violate, any patents, copyrights, trademarks, service marks, trade names, trade secrets or other proprietary rights of any other person. None of the Sellers has knowledge (i) that any such proprietary right which might be so violated has been applied for by another, or (ii) that any of the Intellectual Property, Owned Software, Licensed Software or Database has been legally declared invalid or is the subject of a pending or threatened action for opposition, cancellation or a declaration of invalidity or is infringed by the activities of another.

         (d) The Sellers have the right to use free and clear of any interference by others all of the Intellectual Property, Owned Software, Licensed Software and Database.

         (e) Except as provided in this Agreement and licenses, authorizations, and permissions granted by a Seller to any other Seller, none of the Sellers has granted a license or authorization or otherwise permitted any person to use, reproduce, display or distribute any of the Intellectual Property, Owned Software, Licensed Software or Database.

         Section 3.20. Agents and Brokers. Schedule 3.20 is a true, complete and accurate list of the agents and brokers which have generated Business that is currently in-force with the Sellers.

         Section 3.21. Solvency. After giving effect to the transactions contemplated by this Agreement, the Sellers, individually and on a consolidated basis, will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their businesses and all businesses in which they are about to engage, and:

          (i) the assets of the Sellers, individually and on a consolidated basis, at a fair evaluation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities other than any such liabilities arising pursuant to Article IX of this Agreement) of the Sellers;

          (ii) current projections which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect the Sellers' judgment based on present circumstances, the most likely set of conditions and the Sellers most likely course of action for the period projected, demonstrate that the Sellers, individually and on a consolidated basis, will have sufficient cash flow to enable them to pay their debts as they mature or the Sellers are reasonably satisfied that they will be able to refinance such debt at or prior to maturity on commercial reasonable terms; and

          (iii) the Sellers, individually and on a consolidated basis, do not have unreasonably small capital base with which to engage in their anticipated businesses.

         Section 3.22. Properties. Except as disclosed on Schedule 3.22:

         (a) The Sellers are the sole owners of, and have good and marketable fee simple title to, the real property listed on Schedule 3.22 (collectively, the "Property"), free and clear of all liens, encumbrances, claims, demands, easements, covenants, conditions, restrictions and encroachments of any kind or nature.

Sellers have not entered into any agreement to lease, sell, mortgage or otherwise encumber or dispose of, directly or indirectly, its interest in the Property or any part thereof, except for this Agreement.

         (b) Any and all improvements constructed on the Property (the "Improvements") were constructed in a good and workmanlike manner, in conformity with all rules, regulations, laws and ordinances applicable at the time of construction. The Sellers have obtained and paid for all permits and certificates required under any federal, state or local law, ordinance, rule or regulation or by any governmental or quasi-governmental agency, and all of the same are in good standing.

         (c) The Improvements, including without limitation the water, sewer, heating, electrical, plumbing, sprinkler, air conditioning and other mechanical and electrical systems and any personal property used in connection therewith, are in good condition, repair and working order and the roofs, walls and foundations of the Improvements are free from defects and leaks.

         (d) The schedule of insurance policies furnished by the Sellers to the Purchaser contains a true and complete list and description of all insurance policies owned by or on behalf of Sellers with respect to the Property or any part thereof. Such policies are in full force and effect. The Sellers are current on all premium payments thereunder and has satisfied all policy conditions precedent thereto. No notice has been received by the Sellers from any insurer with respect to any defects or inadequacies of all or any part of the Property or the use or operation thereof.

         (e) The Sellers have not received from any governmental authority notice of any violation of any zoning, building, fire or health code or any other statute, ordinance, rule or regulation applicable (or alleged to be applicable) to the Property, or any part thereof, that will not have been corrected prior to the Closing Date solely at the Sellers' expense.

         (f) Without limiting any other warranty or representation of any
Seller:

                    (i) the existing use and occupation of the Property do not violate applicable zoning laws;

                    (ii) there is no plan, study or effort by any governmental authority or agency which in any way affects or would affect the present use or zoning of the Property; and there is no existing, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would adversely affect the Property in any way whatsoever;

                    (iii) all laws, ordinances, rules and regulations of any government, or any agency, body or subdivision thereof, bearing on the construction, maintenance, repair or operation of the Property have been complied with by Sellers at their sole cost; and

                    (iv) the Property is not located in any area designated by any governmental authority or agency as being a flood prone or flood risk area (whether pursuant to the Flood Disaster Act of 1973 as amended, or otherwise), and requirements of the National Flood Insurance Program are not applicable to the Property.

         (g) None of the Sellers is in default in respect of any of its obligations or liabilities pertaining to the Property, or any part thereof, and there is not any state of facts or circumstances or condition or event which, after notice or lapse of time, or both, would constitute or result in any such default.

         (h) The leases disclosed in Schedule 3.22 (collectively, the "Leases") comprise all existing Lease. The Purchaser has been provided with exact copies of the originals of the Leases, as executed and delivered by all of the parties thereto. Each tenant under the Leases is a bona fide tenant in possession or has a right to possession of the premises demised thereunder. No default exists or is claimed to exist on the part of the tenant under any of the Leases and no event or condition exists which, with the giving of notice, passage of time or both could constitute such a default.

         (i) The Property, and each part thereof, has been duly, correctly and fully valued and assessed for tax purposes (whether for real estate, personal property or otherwise) and taxed in accordance with the applicable statutes, laws, regulations, codes, rules and ordinances. With respect to the Property, or any part thereof, there are no unpaid taxes, fees or assessments of any kind or nature whatsoever that are presently due and payable.

         (j) There is no gasoline, petroleum products, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyl or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as may be defined as a hazardous or toxic substance by any environmental laws, ordinances, rules or regulations of any governmental authority, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.) and in the regulations adopted and publications promulgated pursuant thereto (collectively, "Hazardous Materials") at the Property, and the Property has never been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Sellers that the following statements are true and correct as of the date hereof, and will be true and correct as of the Closing Date or such other time as may be specified in such statements.

         Section 4.01. Organization, Standing and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the state of California and has the requisite corporate power and authority to carry on the operations of its business as they are now being conducted.

         Section 4.02. Authorization. The Purchaser has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement or under each of the Ancillary Agreements to be executed by it, as the case may be. The execution and delivery by the Purchaser of this Agreement and the execution and delivery by the Purchaser, of the Ancillary Agreements to be executed by it, and the performance by the Purchaser of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of the Purchaser and its Shareholders. This Agreement has been duly executed and delivered by the Purchaser and, subject to the due execution and delivery hereof by the Sellers, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the Closing Date, each Ancillary Agreement executed and delivered by the Purchaser will have been duly executed and delivered by the Purchaser and, subject to the due execution and delivery of such agreements by the Sellers, each Ancillary Agreement executed by the Purchaser is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 4.03. No Conflict or Violation, etc. Except as disclosed in
Schedule 4.03, the execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party do not, and the consummation by the Purchaser of the transactions contemplated by this Agreement and of such Ancillary Agreements and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or By-laws of the Purchaser, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of the Purchaser under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which it is a party or by which it or any of its assets is bound or affected, or
(iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to the Purchaser or any of its subsidiaries or any of their respective properties or assets, which, in the case of clauses (ii) and (iii) above, singly or in the aggregate, could not reasonably be expected to have a the Purchaser Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity, is required to be obtained or made by or with respect to the Purchaser or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act, (ii) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in
Schedule 4.03, (iii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Schedule 4.03 and (iv) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, could not reasonably be expected to have a the Purchaser Material Adverse Effect.

         Section 4.04. Brokers. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by the Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or an Affiliate.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01. Conduct of Business. (a) Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Sellers shall carry on the Business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact the current business organization of the Business, keep available the services of the employees directly involved principally in the Business and preserve their relationships with agents, brokers, intermediaries, insureds, reinsurers and others having business dealings with the Business. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, the Sellers except as contemplated by this Agreement, shall not, without the prior consent of the Purchaser:

                          (i) (A) terminate, transfer or otherwise dispose of
               any assets which would otherwise be Transferred Assets other than investment assets in the ordinary course of business consistent with past practices, or (B) enter into, modify or change in any material respect any Assigned and Assumed Contract;

                         (ii) (A) permit or allow any of the Transferred Assets
               to become subject to any Liens except Permitted Liens, (B) waive any claims or rights relating to the Business, except in the ordinary course of business consistent with past practices and except for waivers of intercompany obligations or of claims or rights which are not included in the Transferred Assets, or (C) grant any increase in the compensation or benefits of, or amend, modify or establish any new employee benefit plan or plan of compensation for, Transferred Employees (including any such increase pursuant to any new or existing bonus, pension, profit-sharing or other plan or commitment);

                         (iii) make any material change in accounting methods,
               principles or practices used in connection with the Business, including but not limited to any material change with respect to establishment of reserves for losses and loss adjustment expenses, except insofar as may be required by a change in generally accepted accounting principles, tax accounting principles or statutory accounting practices or as may be required by law or any Governmental Entity;

                         (iv) enter into or renew any Insurance Contract except
               in the ordinary course in accordance with the existing underwriting policies, procedures and guidelines relating to the Business; or

                          (v)   enter into any transaction with an Affiliate;
               or

                         (vi) declare, set aside or pay any dividends on or make any other distributions in respect of any of such Seller's capital stock or purchase, redeem, or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire such shares; or

                         (vii) incur any indebtedness for borrowed money or guarantee any such indebtedness of any Person or make any loans or advances to any other Person or repay the promissory note held by Am Re-Insurance Company in the amount of $15,000,000;

                         (viii) invest any funds in any investments other than
               cash equivalent assets or in investments having a duration not in excess of three years (consisting of U.S. government issued or guaranteed securities, or commercial paper rated A-1 or P-1, except (x) as otherwise required by law, (y) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated obligations, (z) publicly traded corporate bonds that are investment grade by at least two nationally recognized institutional rating organizations;

                         (ix) acquire (x) any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Business, except purchases of investment assets in the ordinary course of business as provided in clause (viii);

                          (x) without first consulting with Purchaser, pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise) other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practices, of claims, liabilities or obligations under Insurance Contracts;

                         (xi)   make or agree to make any new capital
               expenditures in excess of $100,000 in the aggregate;

                         (xii) without first consulting with Purchaser, settle or comprise any litigation if the settlement thereof involves payment of in excess of $100,000 (other than undisputed claims for contractual benefits under any Insurance Contract);

                         (xiii)terminate the employment of any employee or
               employees that is/are material, individually or in the aggregate, to operation of the Business; or

                         (xiv) commit or agree to take any of the foregoing
               actions.

               Section 5.02. RISCORP Shareholders Meeting. As soon as practicable following the date of this Agreement, RISCORP will duly call, give notice of, convene and hold a meeting of its shareholders (the "RISCORP Shareholders Meeting") for the purpose, among other things, of obtaining approval of and adoption of this Agreement and the transactions contemplated hereby by not less than (i) a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting as a class entitled to vote thereon and (ii) a majority of the outstanding shares of Class A Common Stock entitled to vote thereon (the "RISCORP Shareholder Approval"). Subject to
Section 5.04 hereof, RISCORP will, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement and the transactions contemplated hereby (the "Vote Items") and will refrain from taking, and will cause all its representatives not to take, any action inconsistent with such favorable recommendation. Without limiting the generality of the foregoing, (x) RISCORP agrees that, subject to its right to terminate this Agreement pursuant to Section 5.04, its obligations pursuant to the first sentence of this Section 5.02 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to RISCORP of any Acquisition Proposal (as defined in Section 5.03, or (ii) the withdrawal or modification by the Board of Directors of RISCORP if its approval or recommendation of this Agreement or the transactions contemplated hereby.

               Section 5.03. Acquisition Proposals. (a) RISCORP shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, RISCORP or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) enter into any agreement with respect to, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that, at any time prior to the RISCORP Shareholder Approval, RISCORP may, following the receipt of an unsolicited Acquisition Proposal, if the Board of Directors of RISCORP determines in good faith, based on the written advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law, participate in negotiations regarding such Acquisition Proposal or furnish information regarding RISCORP, the Sellers or the Business, pursuant to an appropriate confidentiality agreement, to the person making such Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, RISCORP shall promptly advise the Purchaser orally and in writing of the receipt by it (or any of the other persons referred to above) after the date hereof of any Acquisition Proposal. Such notice shall identify the offeror and the terms and conditions of the Acquisition Proposal, and thereafter RISCORP shall keep the Purchaser fully informed of the status and details of such Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 5.03 by any officer, director or employee of RISCORP or any of its subsidiaries or any investment banker, attorney or other advisor, representative or agent of RISCORP or any of its subsidiaries, whether or not such person is purporting to act on behalf of RISCORP or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.03 by RISCORP. For purposes of this Agreement, "Acquisition Proposal" means any proposal or offer for a merger, consolidation or other business combination involving RISCORP or any subsidiary or any proposal or offer to acquire or cause to be acquired in any manner, directly or indirectly, all or substantially all of the business, assets or capital stock of RISCORP or any subsidiary, other than the transactions contemplated by this Agreement.

               (b) The Sellers shall not enter into any agreement with any party in respect of any Acquisition Proposal unless such other party shall have agreed to indemnify fully the Purchaser (and its Affiliates) on terms reasonably acceptable to the Purchaser for any and all liabilities arising pursuant to the cut-through agreements contemplated by Section 5.16.

               Section 5.04. Fiduciary Duties. The Board of Directors of RISCORP shall not (i) withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by such Board of Directors of the Vote Items, (ii) approve or recommend any Acquisition Proposal or (iii) cause RISCORP or any Seller to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if RISCORP receives an unsolicited Acquisition Proposal and the Board of Directors of RISCORP determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law, prior to the RISCORP Shareholder Approval the Board of Directors of RISCORP may (w) withdraw or modify its approval or recommendation of the Vote Items, (x) approve or recommend such Acquisition Proposal, (y) cause RISCORP to enter into an agreement with respect to such Acquisition Proposal or (2) terminate this Agreement pursuant to this Section. In the event the Board of Directors of RISCORP takes any action described in clause (y) or (z) of the preceding sentence or the Purchaser exercises its right to terminate this Agreement pursuant to Section 10.01(g) hereof, RISCORP shall, concurrently with the taking of such action or termination pay to the Purchaser the Section 5.05 fee, plus all expenses of the Purchaser payable pursuant to Section 5.05(a).

               Section 5.05. Certain Fees and Expenses.

               (a) RISCORP shall pay to the Purchaser upon demand $7.5 million (the "Section 5.05 Fee"), payable in same-day funds, plus Expenses, as liquidated damages and not as a penalty, (i) if the Section 5.05 Fee is payable pursuant to Section 5.04, (ii) this Agreement is terminated pursuant to Section 10.01(a)(vii) or Section 10.01(a)(viii), or (iii) the RISCORP Shareholder Approval is not obtained at the RISCORP Shareholders Meeting.

               (b) For purposes of this Section 5.05, with respect for any person, "Expenses" shall mean all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of such person in connection with the consummation of the transactions contemplated by this Agreement.


               Section 5.06. Non-Solicitation/Non-compete. (a) Each Seller hereby covenants and agrees that, for a period of three years following the Closing Date, it will not, without the prior written consent of the Purchaser, directly or indirectly, solicit for employment or knowingly hire any Transferred Employee or any employee, agent, broker or distributor of the Business or the Purchaser.

               (b) Each Seller agrees that for a period of three years after the Closing Date, such Seller will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any workers' compensation insurance business in the United States whether in corporate, proprietorship or partnership form or otherwise as more than 5% owner in such business. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving such damage. In the event that the provisions of this Section 5.06 should ever be deemed to exceed the non-competition restrictions provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

               Section 5.07. Access to Information; Confidentiality; Renewal Business. (a) The Sellers shall afford to the Purchaser and to the officers, employees, counsel, financial advisors, accountants, actuaries and other representatives of the Purchaser reasonable access during normal business hours during the period prior to the Closing Date to all of the (i) Insurance Contracts, Books and Records and Transferred Assets, including without limitation all of their records relating to the agents and brokers who produced the Business and shall otherwise assist Purchaser and its Affiliates in determining whether to enter into agreements with any such agents and brokers; and (ii) personnel involved in the Business and, during such period, shall furnish as promptly as practicable to the Purchaser such information concerning the Business as the Purchaser may from time to time reasonably request. The Purchaser agrees that it will hold, and will cause their respective Affiliates and each of their respective directors, officers, employees, partners, counsel, financial advisors, accountants, actuaries and other representatives and affiliates to hold, any information so obtained in confidence except as otherwise required by law. After the Closing Date, the Sellers shall cooperate with Purchaser and its Affiliates as reasonably requested by them to assist them in writing, in the name of Purchaser or a Purchaser Affiliate, such renewals of the Business as they shall seek to write.

         (b) Purchaser shall afford to the Sellers and to the officers, employees, counsel, accountants, actuaries and other representatives of the Sellers reasonable access during business hours after the Closing Date to all of the Database, the Insurance Contracts, Books and Records and Transferred Assets and to personnel of Purchaser for the purpose of enabling Sellers to conduct their remaining businesses and operations after the Closing, including, without limitation, to prepare the Proposed Business Balance Sheet, to file tax returns, to defend the Excluded Litigation, and similar matters. Sellers agree that they will hold, and will cause their respective directors, officers, employees, counsel, accountants, actuaries and other representatives to hold, any information so obtained in confidence except as otherwise required by law or to the extent reasonably necessary.

               Section 5.08. Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

               Section 5.09. Consents, Approvals and Filings. (a) The Sellers and the Purchaser will make all necessary filings, as soon as practicable, including, any filing required under state insurance laws in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, the Sellers and the Purchaser will each use their reasonable best efforts (without the payment of money or the commencement of litigation), and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary consents, approvals, permits or authorizations of Governmental Entities and consents or waivers of all third parties necessary or advisable for the consummation of the transactions contemplated by this Agreement. Each of the Sellers and the Purchaser shall use its reasonable best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

               (b) Without limiting the generality of Section 5.09(a), RISCORP and the Purchaser will, as promptly as practicable, cooperate to prepare and file with the SEC a proxy statement in connection with the RISCORP Shareholder Approval (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form of forms mailed to RISCORP's shareholders, is herein called the "Proxy Statement"). RISCORP will notify the Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments of or supplements to the Proxy Statement or for additional information, will use its best efforts, in consultation with the Purchaser, to respond to any comments of the SEC or its staff and will supply the Purchaser with copies of all correspondence between RISCORP or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. RISCORP and the Purchaser will use commercially reasonable efforts to have or cause the Proxy Statement to become definitive as promptly as practicable following the clearance of the Proxy Statement by the SEC. RISCORP and the Purchaser will also take any other related action required to be taken under federal or state securities laws, and RISCORP will use commercially reasonable efforts to cause the Proxy Statement to be mailed to shareholders of RISCORP at the earliest practicable date. RISCORP will not mail any Proxy Statement, or any amendment or supplement thereto, to which the Purchaser reasonably objects on the grounds that such Proxy Statement, or amendment or supplement thereto, violates applicable law.

               (c) The Sellers and the Purchaser will, as promptly as practicable, file, or cause to be filed, Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, and will use their respective reasonable best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. The Sellers and the Purchaser will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including any filings necessary under the provisions of the HSR Act.

               (d) Each of the Sellers Representatives and the Purchaser shall notify the other party and keep it advised as to the status of all applications to, and proceedings before, Governmental Entities in connection with the transactions contemplated by this Agreement.

               Section 5.10.  Notification.

               (a) The Seller's Representative shall notify the Purchaser and the Purchaser shall notify the Seller's Representative and keep the other advised as to (i) any litigation or administrative proceeding pending and known to it or, to its knowledge, threatened which challenges or seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement, (ii) the breach of any representation or warranty of the Sellers or the Purchaser, as the case may be, contained in this Agreement and (iii) any event, condition, result in change that has been or could reasonably be expected to result in any Sellers Material Adverse Effect or Purchaser Material Adverse Effect.

               (b) Prior to the Closing, Purchaser shall notify Sellers of any determination by Purchaser that Sellers have or may have breached any of the Sellers' representation warranties, covenants or agreements contained in this Agreement (a "Violation Notice"), which Violation Notice may contain Purchaser's best estimate of the amount of indemnifiable damages, losses, deficiencies, costs and expenses in respect thereof (a "Loss Estimate"); provided, that in determining whether a representation or warranty of Sellers has been breached for purposes of the foregoing determination, such representation or warranty shall be deemed to exclude any material qualification or exception and any exception thereto which refers to a Sellers' Material Adverse Effect. The parties shall cooperate prior to closing in pursuit of cure of the matters reflected in the Violation Notice and, if such Violation Notice contains a Loss Estimate, to refine the amount of the Loss Estimate. The Base Escrow Amount shall be increased by the amount of the Loss Estimate finally determined in good faith by Purchaser, after reasonably considering the views of Sellers.

               Section 5.11. Further Assurances. On and after the Closing Date, the Sellers and the Purchaser shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry out any of the provisions of this Agreement or consummate any of the transactions contemplated by this Agreement.

               Section 5.12. Expenses. Except as otherwise specifically provided in this Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, financial advisors, actuaries and accountants.

               Section 5.13. Employees and Employee Benefits. (a) At any time after the date hereof, the Purchaser may make a written offer of employment, effective as of the Closing Date, to employees of Sellers (the "Business Employees"). The Business Employees who accept, on or prior to the Closing Date, employment with the Purchaser, shall be referred to as the "Transferred Employees". The Sellers shall terminate the employment of all Transferred Employees effective as of the Closing Date. The Sellers makes no representation as to whether or not any Business Employee will accept employment with the Purchaser. With respect to the Transferred Employees, the Sellers shall be responsible for all accrued but not taken vacation and all accrued salary and wages and for all accrued bonuses, in each case as of the Closing Date. Nothing in this Agreement shall be construed as limiting in any way the right of the Purchaser on and after the Closing Date, to terminate the employment of any Transferred Employee, to change his or her salary or wages or to modify benefits or other terms and conditions of employment of Transferred Employees.

               (b)    With respect to each Transferred Employee:

                      (i) The Sellers' welfare benefit plans shall be responsible for welfare benefit claims relating to the Transferred Employees incurred on or prior to the Closing Date. For this purpose, a claim is incurred when the medical or other service giving rise to the claim is performed, except that in the case of death or disability, a claim is incurred on the date of death or date of disability as the case may be.

                      (ii) The Sellers shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Code ("COBRA"), to provide continuation coverage to or with respect to any Business Employee who does not become a Transferred Employee, his spouse or his dependents and any Transferred Employee, his spouse or his dependents in accordance with law with respect to any "qualifying event" occurring on or before the Closing Date.

                      (iii) Except as otherwise expressly provided in this
               Section 5.13, (A) the Purchaser shall be responsible for, and shall indemnify and hold harmless the Sellers against, any actions, claims or proceedings brought by or on behalf of any Transferred Employee at any time with respect to any event occurring or condition arising after the Closing and (B) the Sellers shall be responsible for, and shall indemnify and hold harmless the Purchaser against, any actions, claims or proceedings brought by or on behalf of any Transferred

               Employee at any time with respect to any event occurring or condition existing prior to the Closing.

               (c) The Sellers shall be responsible for all deferred compensation due to Transferred Employees under the Sellers' deferred compensation plans with respect to services rendered prior to the Closing Date by any Transferred Employee.

               Section 5.14. Computer Software. Prior to the Closing Date, with respect to any Licensed Software that requires consents to assignment or sub-license, at the Purchaser's request, the relevant Seller shall use its best efforts to obtain from the licensors of the Licensed Software the right for the Purchaser to operate the Licensed Software. The Sellers shall pay all costs and expenses associated with obtaining such right from the licensors of the Licensed Software. The Purchaser shall be entitled to participate fully in any negotiation with any such licensors. With respect to the Licensed Software for which the Purchaser obtains licenses pursuant to this Section 5.14, the Purchaser shall assume responsibility for complying with the terms and conditions of the licenses governing such software, including responsibility for the payment of the costs and expenses of all ongoing contractual responsibilities, including licensing, upgrade and maintenance fees.

               Section 5.15. Accounting and Information Systems. (a) RISCORP shall: (i) take such actions (including the expenditure of money) as the Purchaser shall reasonably request to upgrade its accounting and information systems (including outsourcing of information and accounting systems) so that the Purchaser may comply with its reporting requirements under the Exchange Act and applicable law, including with respect to historical information regarding the Business, and in order to eliminate reporting and control weaknesses in its accounting systems; (ii) use its best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or advisable to complete the audit of its statutory and GAAP financial statements as at and for the year ended December 31, 1996 and to prepare financial statements covering subsequent interim periods; and (iii) as requested by the Purchaser, prepare such historical and pro forma accounting statements for the Business on a timely basis as may be requested by the Purchaser for purposes of complying with its reporting requirements under the Exchange Act and applicable law. In addition, the Sellers agree to use their best efforts to cooperate with Purchasers to provide Purchasers with such information as Purchaser may reasonably require to satisfy its reporting obligations under the Exchange Act.

               (b) The Purchaser may in its sole discretion make loans to the Sellers for the purpose of funding up to one-half of the costs of improvements to the Sellers' information and accounting systems ("System Loans"). Any System Loans shall be on market terms and conditions to be agreed by the parties. Any System

Loans outstanding at the time payments are due under Section 2.02 shall reduce the amount of such payments as set forth in Section 2.02. In the event that this Purchase Agreement is terminated without Closing, any outstanding System Loans, together with any accrued and unpaid interest thereon, shall become immediately due and payable.

               Section 5.16. Cut-Through Agreement. The Purchaser shall issue cut-through endorsements, effective as of the date following the date of this Agreement, in customary language, on all Florida new and renewal workers' compensation policies, except retrospectively rated policies, in which case the prior approval of the Purchase must be obtained. As soon as practicable after the date hereof, the Purchaser, RIC and RP&C shall enter into an agreement in respect of such endorsements. Such agreement shall (i) provide for a reasonable arm's-length premium to be paid by RIC and RP&C to the Purchaser and for an appropriate assignment of reinsurance to the Purchaser and shall contain such other customary terms and conditions as shall be reasonably acceptable to the Purchaser, RIC and RP&C and (ii) be subject to the approval of the Florida Insurance Department. The Purchaser, RIC and RP&C agree that they shall consult with expert advisers and the Florida Department of Insurance in order to prepare an agreement that contains customary terms and conditions and is reasonably responsive to the interests of all parties. The Purchaser shall be entitled to participate and consult in the underwriting of the risks covered by such agreement and the Purchaser, RIC and RP&C shall, as soon as practicable after the date hereof, negotiate in good faith, execute and deliver an agreement more fully setting forth the terms of such participation and consultation.

               Section 5.17. Use of Name. Within 6 months following the Closing, at the request of the Purchaser, each of the Sellers shall file an amendment to its articles of incorporation, and shall take all other actions necessary, to change its name (for any and all uses, whether internal or external, wherever used and for any and all purposes whatsoever) to a name that does not include "RISCORP" or any word or expression similar in whole or in part to "RISCORP", and shall deliver to the Purchaser a copy of such amendment to the articles of incorporation effecting such name change, all at the Purchaser's expense.

               Section 5.18. Disclosure Schedules. (a) Within ten days following the date of execution of this Agreement, the Sellers' Representative on behalf of the Sellers shall deliver to Purchaser schedules prepared in consultation with the Purchaser and reasonably satisfactory to the parties ("Disclosure Schedules"), which shall be accompanied by a certificate signed by the chief executive officer of RISCORP stating that the Disclosure Schedules are being delivered pursuant to this Section 5.18. The Disclosure Schedules, when so delivered, shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

               (b) The parties hereby agree to cooperate in good faith to complete within 30 days from the date hereof the schedules to the Purchase Agreement pertaining to Assigned and Assumed Contracts, Included Affiliate Agreements, Included Employment Contracts, Insurance Contracts and other Transferred Assets and Other Assumed Liabilities.



                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                OF THE PURCHASER

               The obligations of the Purchaser under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser to the extent permitted by law:

               Section 6.01. Representations and Covenants. (a) The representations and warranties of the Sellers contained in Sections 3.01, 3.02, 3.03, 3.04, 3.08 and 3.21 of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a particular date, in which case such representation and warranty shall have been true and correct as of such date except to the extent that any such statement is qualified as to materiality in which case such statement shall be true and correct in all respects as of the Closing Date or such other time as may be specified in such statement.

               (b) The Sellers shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of the Sellers on or prior to the Closing Date.

               (c) On the Closing Date, each of the Sellers shall have delivered to the Purchaser a certificate of the Sellers, dated as of the Closing Date and signed by an executive officer of such Sellers, as to the matters set forth in this Section 6.01.

               Section 6.02. No Material Adverse Change. Since the date of this Agreement, there shall have been no event or condition which individually or in the aggregate resulted in or could reasonably be expected to adversely affect the Sellers' ability to consummate the transactions contemplated hereby or the Purchaser's ability to operate the Business after the Closing substantially as it is being operated on the date hereof.

               Section 6.03. Secretary's Certificate. Each of the Sellers shall have delivered to the Purchaser a certificate of the secretary or assistant secretary of such Seller, dated as of the Closing Date, as to the resolutions of the Board of Directors of such Sellers authorizing the execution, delivery and performance of the agreements to which it is a party, as to the status and signature of each of its officers who executed and delivered the agreements to which it is a party and any other document delivered by it in connection with the consummation of the transactions contemplated by this Agreement, as to its charter and by-laws, and as to its due organization, existence and good standing.

               Section 6.04. Legal Opinion. The Purchaser shall have received a written opinion from counsel to the Sellers reasonably acceptable to the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

               Section 6.05. Other Documents. The Purchaser shall have received such other instruments and certificates as the Purchaser may reasonably request.

               Section 6.06. Other Agreements. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby to which any Seller is a party shall have been duly executed and delivered by such Seller on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to the Sellers on the Closing Date.

               Section 6.07. Governmental and Regulatory Consents and Approvals.
(a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, Governmental Entities, including those set forth in Schedules 3.03 and 4.03 hereto, in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and to enable Purchaser to conduct the Business in substantially the manner conducted prior to Closing shall have been made or obtained (as the case may be) and such consents, approvals, permits and authorizations shall be subject to no conditions that would materially impair the Purchaser's management of the Business or the future profitability of the Business.

               (b) The waiting period prescribed by the HSR Act shall have expired or been terminated.

               Section 6.08. Third Party Consents. All consents or waivers of third parties to the consummation of the transactions contemplated by this Agreement, including those set forth on Schedule 3.03, shall have been obtained, other than any consents to assignment on sublicense of Licensed Software and other than those that, if not obtained, could not reasonably be expected to have a Sellers Material Adverse Effect or a Purchaser Material Adverse Effect.

               Section 6.09. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree shall be issued by any Governmental Entity nor shall any other legal restraint or prohibition preventing, restricting or which is reasonably likely to prevent or restrict the consummation of any of the transactions contemplated hereby be in effect.

               Section 6.10. RISCORP Shareholder Approval. RISCORP shall have obtained the RISCORP Shareholder Approval.

               Section 6.11. Certain Agreements. The Purchaser shall have received from such Affiliates of Sellers as Purchaser may designate agreements, in form and substance reasonably acceptable to Purchaser, pursuant to which each such Affiliate agrees to restrictions consistent with those to which the Sellers are subject under Section 5.06.



                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                 OF THE SELLERS

               The obligations of the Sellers under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Sellers to the extent permitted by law:

               Section 7.01. Representations and Covenants. (a) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a particular date, in which case such representation and warranty shall have been true and correct as of such date.

               (b) The Purchaser shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

               (c) On the Closing Date, the Purchaser shall have delivered to the Sellers a certificate of the Purchaser, dated as of the Closing Date and signed by an executive officer of the Purchaser, as to the matters set forth in this Section 7.01.

               Section 7.02. Secretary's Certificate. The Purchaser shall have delivered to the Sellers a certificate of the secretary or assistant secretary of the Purchaser, dated as of the Closing Date, as to the resolutions of the Board of Directors of the Purchaser authorizing the execution, delivery and performance of the agreements to which it is a party, as to the status and signature of each of its officers who executed and delivered the agreements to which it is a party and any other document delivered by it in connection with the consummation of the transactions contemplated by this Agreement, as to its charter and by-laws, and as to its due organization, existence and good standing.

               Section 7.03. Other Agreements. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby to which the Purchaser or any of their respective Affiliates is a party shall have been duly executed and delivered by the Purchaser on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to the Purchaser on the Closing Date.

               Section 7.04. Governmental and Regulatory Consents and Approvals.
(a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, Governmental Entities, including those set forth in Schedules 3.03 and 4.03, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be).

               (b) The waiting period prescribed by the HSR Act shall have expired or been terminated.

               Section 7.05. RISCORP Shareholder Approval. RISCORP shall have obtained the RISCORP Shareholder Approval.

               Section 7.06. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree shall have been issued by any Governmental Entity nor shall any other legal restraint or prohibition preventing, restricting or which is reasonably likely to prevent or restrict the consummation of any of the transactions contemplated hereby be in effect.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

               Section 8.01. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the Closing and shall terminate and expire at the close of business on the second anniversary of the Closing Date.


                                   ARTICLE IX

                                 INDEMNIFICATION

               Section 9.01. General Indemnification Obligation of Sellers. From and after the Closing, each of the Sellers, jointly and severally, will reimburse, indemnify and hold harmless the Purchaser and its Affiliates, their respective successors and assigns and their respective directors, officers, employees, agents (each an "Indemnified Purchaser Party") against and in respect of:

               (a) Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of:

                          (i) any and all liabilities and obligations of
               Sellers or their successors and assigns of any nature whatsoever, except for the Transferred Liabilities; or

                         (ii) any misrepresentation, breach or warranty or
               nonfulfillment of any agreement or covenant on the part of any of the Sellers under this Agreement or in an Ancillary Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to the Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

               (b) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.01.

               In determining whether a representation or warranty hereunder has been breached and damages suffered as a result, for purposes of this Section 9.01, such representation or warranty shall be deemed to exclude any materiality qualification or exception and any exception thereto which refers to a Sellers Material Adverse Effect.

               Section 9.02. General Indemnification Obligation of Purchaser. From and after the Closing, the Purchaser will reimburse, indemnify and hold harmless the Sellers, their successors or assigns and their respective directors, officers, employees, agents (each an "Indemnified Seller Party") against and in respect of:

               (a) Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of (i) the Transferred Liabilities; or (ii) any misrepresentation, breach or warranty or nonfulfillment of any agreement or covenant on the part of any of the Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Sellers pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

               (b) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.02.

               In determining whether a representation or warranty hereunder has been breached and damages suffered as a result, for purposes of this Section 9.02, such representation or warranty shall be deemed to exclude any materiality qualification or exception and any exception thereto which refers to a Purchaser Material Adverse Effect.

               Section 9.03. Method of Asserting Claims, Etc. (a) In the event that any claim or demand for which the Sellers would be liable to an Indemnified Purchaser Party hereunder is asserted against or sought to be collected from an Indemnified Purchaser Party by a third party, the Indemnified Purchaser Party shall promptly notify the Sellers Representative of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Sellers Representative shall have ten days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Purchaser Party, (A) whether or not the Sellers dispute their liability to the Indemnified Purchaser Party hereunder with respect to such claim or demand and
(B) notwithstanding any such dispute, whether or not they desire, at their sole cost and expense, to defend the Indemnified Purchaser Party against such claims or demand.

               (b) In the event that the Sellers Representative notifies the Indemnified Purchaser Party within the Notice Period that the Sellers desire to defend the Indemnified Purchaser Party against such claim or demand then, except as hereinafter provided, the Sellers shall have the right to defend the Indemnified Purchaser Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by them to a final conclusion in such a manner as to avoid any risk of Indemnified Purchaser Party becoming subject to liability for any other matter; provided, however, the Sellers shall not, without the prior written consent of the Indemnified Purchaser Party, consent to the entry of any judgment against the Indemnified Purchaser Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving of the claimant or plaintiff to the Indemnified Purchaser Party of a release, in form and substance satisfactory to the Indemnified Purchaser Party, as the case may be, from all liability in respect of such claim or litigation. If any Indemnified Purchaser Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense; provided, however, if the named parties to the action or proceeding include both the Indemnified Purchaser Party and any Seller and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expenses of one separate counsel for the Indemnified Purchaser Party shall be paid by the Sellers.

                    (i) If the Sellers elect not to defend the Indemnified
               Purchaser Party against such claim or demand, whether by not giving the Indemnified Purchaser Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Sellers or by the Indemnified Purchaser Party (but no Indemnified Purchaser Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Sellers hereunder.

                         (ii) In the event an Indemnified Purchaser Party should
               have a claim against any of the Sellers hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Purchaser Party shall promptly send a Claim Notice with respect to such claim to the Sellers Representative. If the Sellers do not notify the Indemnified Purchaser Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Sellers, respectively, hereunder.

               (c) All claims for indemnification by an Indemnified Seller Party under this Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "Indemnified Seller Party" for "Indemnified Purchaser Party" and variations thereof and the "Purchaser" for "Sellers" or "Sellers Representative".

               Section 9.04. Payment. Upon the determination of the liability under Section 9.03 hereof, the appropriate party shall pay to the other, as the case may be, within ten days after such determination, the amount of any claim for indemnification made hereunder. In the event that the indemnified party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any other person, firm or corporation, to setoff the unpaid amount of any such claim against any amounts owed by it under any agreements entered into pursuant to this Agreement or any of the documents executed in connection herewith. Upon the payment in full of any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of the indemnified party against any person, firm or corporation with respect to the subject matter of such claim.

               Section 9.05. Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article IX shall be the exclusive remedy at law with respect to any claims for money damages arising from any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto (other than by reason of fraud).

               Section 9.06. Limitations on Amount. (a) The Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 9.06 until the total of all damages actually paid or incurred by an Indemnified Purchaser Party with respect to such matters exceeds $350,000.

               (b) Notwithstanding anything to the contrary contained in this Agreement, neither the Purchaser, on the one hand, nor the Sellers on other hand, will be liable under any circumstances for indemnification under Section
9.01 or Section 9.02, respectively, in an amount in excess of the Purchase Price; provided, however, that the foregoing limitation shall not apply to (i) willful breaches of any covenant or agreement set forth herein, (ii) any liability attributable to a breach by any Seller of any representation or warranty in Section 3.08, or (iii) any claims for indemnification pursuant to
Section 9.01(a)(i) or Section 9.02(a)(i).


                                    ARTICLE X

                          TERMINATION PRIOR TO CLOSING


               Section 10.01. Termination. (a) Notwithstanding any other provision contained herein, this Agreement may be terminated at any time prior to the Closing Date:

                  (i) by mutual written consent of the Sellers, the Purchaser and the Florida Insurance Department;

                 (ii) by the Sellers or the Purchaser, upon written notice to the other party, if the Closing shall not have occurred on or prior to December 31, 1997, unless such failure of consummation shall be due to the failure of the party seeking such termination to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; provided, however, that if despite its diligent efforts RISCORP shall not have cleared its proxy with the Securities and Exchange Commission on or prior to such date, such date may be extended by either party up to March 31, 1998;

                (iii) by the Sellers or the Purchaser, upon written notice to the other parties, if a governmental authority of competent jurisdiction shall have issued an injunction, order or decree enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such injunction, order or decree shall have become final and non-appealable or if a governmental authority has otherwise made a final determination that any required regulatory consent would not be forthcoming; provided, however, that the party seeking to terminate this Agreement pursuant to this clause has used all commercially reasonable efforts to remove such injunction, order or decree;

                 (iv) by RISCORP or the Purchaser, if, upon a vote at a duly held RISCORP shareholders meeting or any adjournment thereof, the RISCORP Shareholder Approval shall not have been obtained;

                  (v) by the Purchaser if the any of the Sellers (i) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (ii) breaches any of the representations and warranties in any material respect referred to in Section
6.01 and such breach would reasonably be likely to have a Sellers Material Adverse Effect and such breach has not been remedied within 20 days after receipt of notice thereof from the Purchaser;

                 (vi) by the Sellers if the Purchaser (i) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (ii) breaches its representations and warranties in any material respect referred to in Section 6.01 and such breach would reasonably be likely to have a Purchaser Material Adverse Effect and such breach has not been remedied within 20 days after receipt of notice thereof from the Sellers' Representative;

                (vii) by the Sellers or the Purchaser, if the Board of Directors RISCORP shall have exercised any of its rights set forth in Section
5.04 hereof; or

               (viii) by the Seller or the Purchaser, if the Board of Directors of RISCORP have failed to receive an opinion of Alex. Brown & Sons, Incorporated to the effect that the consideration to be received by the Sellers pursuant to this Agreement is fair to the Sellers from a financial point of view by 5:00 P.M., New York City time, on the 30th day after the date of this Agreement.

               (b) Any termination pursuant to this Section 10.01 may occur before or after the RISCORP Shareholder Approval, except that RISCORP shall have no right to terminate this Agreement pursuant to Sections 5.04 and 10.01(a)(iv) following the RISCORP Shareholder Approval.

               Section 10.02. Effect of Termination. In the event of termination of this Agreement by either the Purchaser or the Sellers as provided in Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchaser or the Sellers, other than Sections 3.12, 4.04, 5.05 and 10.02 and Article XI. Nothing contained in this Section 10.02 shall relieve any party from any liability resulting from any wilful and material breach of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE XI

                               GENERAL PROVISIONS

               Section 11.01. Publicity. Except as may otherwise be required by law or the rules of applicable stock exchanges, no press release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made by either the Purchaser or any Seller without advance approval thereof by the other party, which shall not be unreasonably withheld. The parties hereto shall cooperate with each other in making any press release or public announcement.

               Section 11.02. Dollar References. All dollar references in this Agreement are to the currency of the United States.

               Section 11.03. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), to the parties at the following address:

                  (i)    If to the Purchaser:

                         Zenith Insurance Company
                         21255 Califa Street
                         Woodland Hills, CA 91367-5021
                         Attention:  Stanley R. Zax

                         With a concurrent copy to:

                         LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                         125 West 55th Street
                         New York, New York  10019-5389
                         Attention:  Alexander M. Dye, Esq.

                  (ii)   If to the Sellers:

                         RISCORP, Inc.
                         1390 Main Street
                         Sarasota, FL  34236
                         Attention: Walter Riehemann

                         With a concurrent copy to:

                         Alston & Bird
                         One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, GA  30309
                         Attention: J. Vaughan Curtis, Esq.

               Any party may, by notice given in accordance with this Section
11.03 to the other parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

               Section 11.04. Entire Agreement. This Agreement (including the Ancillary Agreements, the other agreements contemplated hereby and thereby, the Exhibits and the Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto.

               Section 11.05. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

               Section 11.06. Governing Law; Choice of Forum. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
(b) EACH PARTY HERETO CONSENTS TO THE NON EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE "CHOSEN COURT") IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY AND SOLELY IN CONNECTION WITH SUCH CLAIMS, (I) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (II) WAIVES ANY OBJECTION THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (III) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 11.03 OF THIS AGREEMENT.

               Section 11.07. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other parties hereto and any such assignment that is not consented to shall be null and void; provided, however, that the Purchaser may assign any rights, interests or obligations hereunder to any of its Affiliates without the prior written consent of the Sellers; provided, further, that in the event of any such assignment that Purchaser shall remain liable with respect to its obligations hereunder.

               Section 11.08. Interpretation. (a) Notwithstanding anything in this Agreement to the contrary, no term or condition of this Agreement shall be construed to supersede, restrict or otherwise limit any term or condition set forth in the Reinsurance Agreement.

               (b) The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any of the Ancillary Agreements or any other agreement contemplated hereby or thereby, and there is a dispute with respect to the construction or interpretation of such Ancillary Agreement, the dispute resolution procedure provided for in such Ancillary Agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

               (c) For purposes of this Agreement, the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

               Section 11.09. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person (including, but not limited to, the employees of the Sellers), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

               Section 11.10. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

               Section 11.11. Exhibits and Schedules. The Exhibits and the Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any fact or item disclosed on any Schedule to this Agreement shall be deemed disclosed on all other Schedules to this Agreement to which such fact or item may apply.

               Section 11.12. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

               Section 11.13. Compliance with Bulk Sales Laws. The Purchaser and the Sellers hereby waive compliance by the Purchaser and the Sellers with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. The Sellers shall indemnify the Purchaser from, and hold it harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by the Purchaser pursuant to this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       ZENITH INSURANCE COMPANY



                                        By: /s/ Stanley R. Zax
                                            ------------------------------
                                            Name:        Stanley R. Zax
                                            Title:       Chairman


                                       RISCORP, INC.



                                        By: /s/ Frederick M. Dawson
                                            ------------------------------
                                            Name:  Frederick M. Dawson
                                            Title:


                                       RISCORP MANAGEMENT SERVICES,
                                         INC.



                                        By: /s/ Frederick M. Dawson
                                            ------------------------------
                                            Name:  Frederick M. Dawson
                                            Title:


                                       RISCORP OF ILLINOIS, INC.



                                        By: /s/ Frederick M. Dawson
                                            ------------------------------
                                            Name:  Frederick M. Dawson
                                            Title:


                                       INDEPENDENT ASSOCIATION
                                         ADMINISTRATORS INCORPORATED



                                        By: /s/ Frederick M. Dawson
                                            ------------------------------
                                            Name:  Frederick M. Dawson
                                            Title:

                                        RISCORP INSURANCE SERVICES, INC.



                                         By: /s/ Frederick M. Dawson
                                             ------------------------------
                                             Name:  Frederick M. Dawson
                                             Title:


                                        RISCORP MANAGED CARE SERVICES,
                                          INC.



                                         By: /s/ Frederick M. Dawson
                                             ------------------------------
                                             Name:  Frederick M. Dawson
                                             Title:


                                        COMPSOURCE, INC.



                                         By: /s/ Frederick M. Dawson
                                             ------------------------------
                                             Name:  Frederick M. Dawson
                                             Title:



                                        RISCORP REAL ESTATE HOLDINGS, INC.



                                         By: /s/ Frederick M. Dawson
                                             ------------------------------
                                             Name:  Frederick M. Dawson
                                             Title:


                                        RISCORP ACQUISITION, INC.



                                         By: /s/ Frederick M. Dawson
                                             ------------------------------
                                             Name:  Frederick M. Dawson
                                             Title:


                                        RISCORP WEST, INC.



                                         By: /s/ Frederick M. Dawson
                                             ------------------------------
                                             Name:  Frederick M. Dawson
                                             Title:

                                         RISCORP OF FLORIDA, INC.



                                          By: /s/ Frederick M. Dawson
                                              ------------------------------
                                              Name:  Frederick M. Dawson
                                              Title:


                                         RISCORP INSURANCE COMPANY



                                          By: /s/ Frederick M. Dawson
                                              ------------------------------
                                              Name:  Frederick M. Dawson
                                              Title:


                                         RISCORP PROPERTY & CASUALTY
                                           INSURANCE COMPANY



                                          By: /s/ Frederick M. Dawson
                                              ------------------------------
                                              Name:  Frederick M. Dawson
                                              Title:


                                         RISCORP NATIONAL INSURANCE
                                           COMPANY



                                         By:  /s/ Frederick M. Dawson
                                              ------------------------------
                                              Name:  Frederick M. Dawson
                                              Title:


                                         RISCORP SERVICES, INC.



                                          By: /s/ Frederick M. Dawson
                                              ------------------------------
                                              Name:  Frederick M. Dawson
                                              Title:


                                         RISCORP STAFFING SOLUTIONS HOLDING,
                                          INC.



                                          By: /s/ Frederick M. Dawson
                                              ------------------------------
                                              Name:  Frederick M. Dawson
                                              Title:

                                            RISCORP STAFFING SOLUTIONS HOLDING,
                                                  INC. I



                                             By: /s/ Frederick M. Dawson
                                                 ------------------------------
                                                 Name:  Frederick M. Dawson
                                                 Title:


                                            RISCORP STAFFING SOLUTIONS HOLDING,
                                                  INC. II



                                             By: /s/ Frederick M. Dawson
                                                 ------------------------------
                                                 Name:  Frederick M. Dawson
                                                 Title:

                                                                    EXHIBIT A







                             REINSURANCE AGREEMENT

                                  by and among


                            ZENITH INSURANCE COMPANY

                                      and

                           RISCORP INSURANCE COMPANY
                 RISCORP PROPERTY & CASUALTY INSURANCE COMPANY
                       RISCORP NATIONAL INSURANCE COMPANY

                         Dated as of              , 1997
                                    --------------

                                                                       EXHIBIT A


                         FORM OF REINSURANCE AGREEMENT

                 This Reinsurance Agreement (this "Agreement"), dated as of 11:59:59 p.m. Eastern Daylight Savings Time on _____________, 1997 (the "Effective Date"), is made by and between Zenith Insurance Company, a stock insurance company organized under the laws of the State of California ("Zenith"), RISCORP Insurance Company, a stock insurance company organized under the laws of the State of Florida ("RIC"), RISCORP Property & Casualty Insurance Company, a stock insurance company organized under the laws of the State of Florida ("RP&C"), and RISCORP National Insurance Company, a stock insurance company organized under the laws of the State of Missouri ("RNIC") (RIC, RP&C and RNIC being sometimes hereinafter referred to as the "Insurance Subsidiaries").

                 WHEREAS, Zenith and the Insurance Subsidiaries are entering into this Agreement pursuant to the Purchase Agreement (as defined below); and

                 WHEREAS, the Insurance Subsidiaries have agreed to cede to Zenith, and Zenith has agreed to assume certain liabilities and obligations of the Insurance Subsidiaries under the Insurance Contracts (as defined in the Purchase Agreement).

                 NOW, THEREFORE, in consideration of the mutual covenants and promises and upon the terms and conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.1. Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings given to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                 "AAA" shall have the meaning set forth in Section 11.1 hereof.

                 "Effective Date" means the date specified in the first paragraph hereof.

                 "Obligations" shall have the meaning set forth in Section 5.02 hereof.

                 "Purchase Agreement" means the Asset Purchase Agreement, dated as of June 17, 1997, among Zenith, the Insurance Subsidiaries, RISCORP, Inc., RISCORP of Florida, Inc., RISCORP Management Services, Inc., RISCORP Managed Care Services, Inc., RISCORP Insurance Services, Inc., CompSource, Inc., RISCORP of Illinois, Inc., Independent Association Administrators Incorporated, RISCORP Real Estate Holdings, Inc., RISCORP Acquisition, Inc., RISCORP West, Inc., RISCORP Services, Inc., RISCORP Staffing Solutions Holdings, Inc., RISCORP Staffing Solutions, Inc. I and RISCORP Staffing Solutions, Inc. II.


                                   ARTICLE II

                               BUSINESS REINSURED

                 Section 2.1. Indemnity Reinsurance. Each Insurance Contract shall be reinsured on a 100% quota share indemnity reinsurance basis, and the Insurance Subsidiaries shall cede, and Zenith shall accept and assume, and indemnify the Insurance Subsidiaries for, 100% of the Insurance Liabilities (as defined in the Purchase Agreement) under such Insurance Contracts.

                 Section 2.2. Claims and Payments under the Insurance Contracts. On and after the Effective Date, and as set forth more fully in the Insurance Agreement, each person with a claim under Insurance Contracts ceded hereunder shall be directed to file claims or take other actions directly with Zenith, and shall have a direct right of action for the Insurance Liabilities against Zenith, and Zenith hereby consents to be subject to direct action taken by any such persons under an Insurance Contract and to make payments to such persons; provided, however, that this Agreement shall not confer upon any person rights other than such rights that such person would have had in the absence of this Agreement (except that in assessing such rights no effect shall be given to any bankruptcy, liquidation, insolvency, reorganization or moratorium of the Insurance Subsidiaries, or the effect of laws or legal procedures affecting enforcement of creditors' rights against the Insurance Subsidiaries generally); provided, further, that the parties hereto acknowledge and agree that the Insurance Subsidiaries will retain liability under the Insurance Contracts and shall be reinsured and indemnified by Zenith pursuant to the terms of Section 2.1 hereof and (ii) notwithstanding anything in this
Section 2.2 to the contrary, in the event that any of the Insurance
Subsidiaries is under an order of insolvency as defined under Article [   ] of
the Florida Insurance Code or Article [ ] of the Missouri Insurance Code, as applicable, the provisions of Article X hereof shall control the filing and payment of claims with respect to the affected Insurance Contracts. No person shall have the right to receive a greater amount under an Insurance Contract than such person would have had in the absence of this Agreement.

                 Section 2.3. Conditions; Preservation of Defenses. All Insurance Liabilities for which Zenith shall assume liability hereunder are subject in all respects to the same written terms, conditions, waivers, modifications, alterations and cancellations as the Insurance Contracts.
Zenith accepts and assumes the Insurance Liabilities subject to all defenses, setoffs and counterclaims to which the Insurance Subsidiaries would be entitled with respect to the Insurance Contracts. The parties agree that no such defenses, setoffs or counterclaims are waived under this Agreement and that as of the Effective Date, Zenith shall be fully subrogated to all such defenses, setoffs and counterclaims and be entitled to the full benefits thereof.


                                  ARTICLE III

                                 CONSIDERATION

                 Section 3.1. Initial Consideration. In consideration of Zenith's assumption of the Insurance Liabilities hereunder the Insurance Subsidiaries shall transfer the Transferred Assets pursuant to Section 2.01 of the Purchase Agreement.

                 Section 3.2. Future Premiums. Zenith is entitled to receive all premiums and other consideration paid on or after the Effective Date with respect to the Insurance Contracts. In the event that any Insurance Subsidiary receives any premiums or other consideration with respect to an Insurance Contract on or after the Effective Date, it shall promptly remit such premiums or other consideration to Zenith, along with pertinent information in its possession relating to such premiums, including information as to the Insurance Contract and period to which such premium relates. As set forth more fully in the Insurance Agreement, Zenith shall assume all responsibility for billing and collection of premiums. The Insurance Subsidiaries shall reasonably cooperate with Zenith in causing insureds under the Insurance Contracts to pay premiums to Zenith after the Effective Date.


                                   ARTICLE IV

                        RESERVES; CREDIT FOR REINSURANCE

                 Section 4.1. Reserves; Credit for Reinsurance. Zenith shall take all actions reasonably necessary to permit the Insurance Subsidiaries to obtain full financial statement credit in all applicable jurisdictions for the reinsurance provided to it by Zenith pursuant to this Agreement. Any reserves required by the foregoing in no event shall be less than the amounts required under the law of any jurisdiction having regulatory authority with respect to the establishment of reserves relating to the Insurance Contracts.


                                   ARTICLE V

                   ASSIGNMENT OF CEDED REINSURANCE AGREEMENTS

                 Section 5.1. Assignment. (a) As of the Effective Date, the Insurance Subsidiaries shall transfer, set over, assign and convey to Zenith all of the Insurance Subsidiaries' rights and obligations of any nature whatsoever under any reinsurance agreement (collectively, the "Subsidiaries' Reinsurance Agreements"), including (i) amounts held by or which may become due from assuming reinsurers with respect to any Subsidiaries' Reinsurance Agreement, and (ii) letters of credit, trust funds and other security mechanisms outstanding for the benefit of the Insurance Subsidiaries pursuant to the terms of any of the Subsidiaries' Reinsurance Agreements. Zenith shall accept such conveyance, transfer and assignment of the Insurance Subsidiaries' rights under the Subsidiaries' Reinsurance Agreements and assumes all of the Insurance Subsidiaries' obligations under the Subsidiaries' Reinsurance Agreements existing on or arising after the Effective Date.

                          (b)  The assignment of the Subsidiaries' Reinsurance
Agreements effected by this Section 5.1 shall be effective only if such assignment (i) is permitted under the terms of such Subsidiaries' Reinsurance Agreement or as otherwise consented to by the retrocessionaire and (ii) shall preserve fully the obligations of the reinsurers thereunder in respect of the Insurance Contracts. If any Insurance Subsidiary's rights and obligations under any such Reinsurance Agreement are not assigned to and assumed by Zenith pursuant to the foregoing sentence (i) after the Effective Date, Zenith shall be responsible for the payment of all premiums and other considerations required to be paid by the Insurance Subsidiaries in respect of any of the Subsidiaries' Reinsurance Agreements, (ii) all reinsurance recoveries attributable to any of the Subsidiaries' Reinsurance Agreements are assigned and shall accrue to the benefit of Zenith hereunder by operation of this
Section 5.1 and shall, upon receipt thereof by any Insurance Subsidiary, be paid promptly thereby to Zenith upon and in accordance with its direction, and
(iii) such assignment shall be effective at such time as the assignment may be effected while preserving fully the obligations of the reinsurer under the respective Subsidiaries' Reinsurance Agreement. The Insurance Subsidiaries shall reasonably cooperate with Zenith in causing reinsurer under the Subsidiaries' Reinsurance Agreements to pay reinsurance recoveries to Zenith after the Effective Date.

                 Section 5.2. Ceded Reinsurance Collateral. To the extent necessary to effect transfer of any Subsidiaries' Reinsurance Agreement, the Insurance Subsidiaries hereby appoint Zenith as attorney-in-fact for the Insurance Subsidiaries to act for and on behalf of them with respect to letters of credit, trust funds and other security mechanisms outstanding for the benefit of the Insurance Subsidiaries pursuant to the terms of any of the Subsidiaries' Reinsurance Agreements, and the Insurance Subsidiaries shall execute and deliver to Zenith such additional instruments as Zenith may reasonably request to give effect to such appointment as attorney-in-fact, and to provide appropriate evidence that the Insurance Subsidiaries have assigned to Zenith all of their rights under the Subsidiaries' Reinsurance Agreements with respect to any such letters of credit, trust funds or other accounting mechanism. Zenith shall use its reasonable best efforts to the extent deemed reasonably necessary by Zenith, to cause the reinsurers under the Subsidiaries' Reinsurance Agreements to provide replacement letters of credit, trust funds or other security mechanisms, as applicable, naming Zenith as the beneficiary thereof in amounts and with terms substantially similar to those currently provided by such reinsurers for the benefit of the Insurance Subsidiaries.

                                   ARTICLE VI

                                INDEMNIFICATION

                 Section 6.1. Sole Remedy. Notwithstanding anything to the contrary in this Agreement, none of the Insurance Subsidiaries shall settle any claim, waive any right, defense, setoff or counterclaim with respect to, or amend, commute or terminate, any Insurance Contract or Subsidiaries' Reinsurance Agreement without the prior written consent of Zenith, except in accordance with the provisions of the indemnities referred to in the following sentence. The Insurance Subsidiaries' sole and exclusive remedy with respect to a breach of this Agreement shall be the indemnities provided by Section 9.02 of the Purchase Agreement, except that any dispute between the parties arising hereunder for which such indemnities are being sought shall be subject to arbitration pursuant to Article XI hereof.

                                  ARTICLE VII

                               GENERAL PROVISIONS

                 Section 7.1. Administration. The parties hereto acknowledge that the Insurance Subsidiaries hereby appoint Zenith to perform administrative and other services with respect to the

Insurance Contracts after the Effective Date pursuant to the Insurance Agreement. Zenith shall perform such services at its own cost and expense.

                 Section 7.2. Inspection. Zenith and the Insurance Subsidiaries, or their designated representatives, may inspect, at the place where such records are located, any and all books and records of the other parties hereto reasonably relating to this Agreement, during normal business hours and upon reasonable notice. The rights of the parties under this Section
7.2 shall survive termination of this Agreement.

                 Section 7.3. Misunderstandings and Oversights. Any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement that is unintentional and caused by misunderstanding or oversight shall not be held to relieve either party to this Agreement from any obligation hereunder if such delay, omission, error or failure is corrected within 20 Business Days of receipt of notice of such delay, omission, error or failure and neither party shall have been prejudiced.

                 Section 7.4. Adjustments. If the liability of any of the Insurance Subsidiaries under any of the Insurance Contracts is changed as a result of a change required by law or regulation or any other reason, Zenith will share in the change proportionately to the amount reinsured hereunder.

                 Section 7.5. Communications Relating to the Insurance Contracts. After the Effective Date, the Insurance Subsidiaries and Zenith each shall forward promptly to the other copies of all notices and other written communications it receives relating to the Insurance Contracts (including without limitation, all inquiries and complaints from state insurance regulators, brokers and other service providers and reinsureds and all notices of claims, suits and actions for which it receives service of process).

                 Section 7.6. Duty of Cooperation. The Insurance Subsidiaries and Zenith shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.

                                  ARTICLE VIII

                                   ACCOUNTING

                 Section 8.1. Accounting Reports. On or before the last Business Day of each month, Zenith will provide the Insurance Subsidiaries with reports of activities under this Agreement for the preceding month. Such reports shall show any amounts due the Insurance Subsidiaries or Zenith, as the case may be, as reimbursement for paid claims, premiums or other amounts due with respect to the Insurance Contracts. On or before the last Business Day of January, April, July and October, Zenith shall provide the Insurance Subsidiaries with quarterly reports or an annual report, as the case may be. Each quarterly report or annual report shall show the amount of obligations under Article V hereof and such monthly and quarterly reports shall be in a mutually agreed upon form.

                 Section 8.2. Financial Statement Information. In connection with the reports required in Section 8.1 hereof, Zenith and the Insurance Subsidiaries will each provide the other with the financial, accounting and actuarial information necessary to prepare regulatory, tax and GAAP monthly, quarterly and annual financial statements and returns and satisfy other related requirements, including reserve and related calculations respecting the Insurance Contracts in the form reasonably required by Zenith and the Insurance Subsidiaries, and will maintain or cause to be maintained the data processing systems that will enable them to provide such information.

                 Section 8.3. Reports to Insurance Departments. During the term of this Agreement, Zenith and the Insurance Subsidiaries will promptly furnish to the other, copies of any and all filings with, and reports or communications received from, any regulatory authority which relate directly and materially to the Insurance Contracts, including, without limitation, each annual statement, each quarterly financial report to the insurance department of the party's domicile and each report on periodic examination issued by the insurance department of the party's domicile to the extent it relates to the Insurance Contracts.

                                   ARTICLE IX

                                  TERMINATION

                 Section 9.1. Termination. Except as mutually agreed by the Insurance Subsidiaries and Zenith, this Agreement shall terminate when all Insurance Contracts expire and Zenith shall remain liable for losses occurring subsequent to the natural expiry of the Insurance contracts but not to exceed twelve months.

                                   ARTICLE X

                                   INSOLVENCY

                 Section 10.1. Payments by Zenith. Zenith hereby agrees that all amounts due under this Agreement with respect to Insurance Contracts shall be payable by Zenith on the basis of the liability of the applicable Insurance Subsidiary under such contracts, without diminution because of the insolvency, liquidation or rehabilitation of such Insurance Subsidiary. Zenith shall make payments due hereunder directly to the applicable Insurance Subsidiary or to its conservator, receiver, liquidator or other statutory successor.

                 Section 10.2. Claims. It is agreed that any conservator, receiver, liquidator or statutory successor of any Insurance Subsidiary shall give prompt written notice to Zenith of the pendency or submission of a claim under any Insurance Contract. With respect to any Insurance Contract, during the pendency of such claim, Zenith may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense available to such Insurance Subsidiary or its conservator, receiver, liquidator or statutory successor. The expense thus incurred by Zenith is chargeable against the applicable Insurance Subsidiary as a part of the expense of insolvency, liquidation or rehabilitation to the extent of a proportionate share of the benefit which accrues to such Insurance Subsidiary solely as a result of the defense undertaken by Zenith. Where Zenith and other assuming companies are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of the insurance agreement as though such expense had been incurred by the Insurance Subsidiaries.

                                   ARTICLE XI

                                  ARBITRATION

                 Section 11.1. Appointment of Arbitrators. Any dispute or difference arising under this Agreement that cannot be resolved by agreement among the parties hereto shall be decided by arbitration in accordance with this Article XI. Any such arbitration shall be conducted expeditiously and confidentially in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") as such rules shall be in effect on the date of delivery of demand for arbitration. Any such arbitration shall be heard and conducted in [Los Angeles, California]. Notwithstanding the rules of the AAA, the arbitration panel in any such arbitration shall consist of three persons who must be disinterested current or retired officers of insurance or reinsurance companies other than the parties to this Agreement or their Affiliates. Within twenty days of delivery of any demand for arbitration hereunder, the applicable Insurance Subsidiary and Zenith shall each appoint one arbitrator, and the two arbitrators so selected shall appoint the third arbitrator within twenty days of their appointment. In the event the two selected arbitrators are unable to agree upon the selection of a third arbitrator after reasonable efforts, a panel of seven qualified persons shall be requested from the AAA. The parties shall alternately strike one person with the last remaining person being the third designated arbitrator. Each party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses connected with the presentation of such party's case. One-half of any remaining costs of any arbitration, including the cost of the record or transcripts thereof, if any, administrative fees and all other fees involved shall be paid by Zenith, and the remaining one-half shall be paid by the applicable Insurance Subsidiary.

                 Section 11.2. Decision. The arbitrators shall consider customary and standard practices in the insurance business. They shall decide by a majority vote of the arbitrators. All conclusions of law reached by the arbitrators shall be made in accordance with the internal substantive laws of the State of New York without regard to conflict of laws principles. Any award rendered by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching their decision. There shall be no appeal from their written decision. Judgment may be entered on the decision of the arbitrators by any court having jurisdiction.

                 Section 11.3. Confidentiality. Zenith and each of the Insurance Subsidiaries agree that the existence, conduct and content of any arbitration shall be kept confidential and no party shall disclose to any person any information about such arbitration, except as may be required by law or for financial reporting purposes in each party's financial statements.

                 Section 11.4. Survival of Article. This Article XI shall survive termination of this Agreement.

                 Section 11.5. Other Actions. Submission of a matter to arbitration shall be a condition precedent to any right to institute a proceeding at law or in equity concerning such matter, except for injunctive or other provisional relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                 Section 12.1. Headings. Headings used herein are not a part of this Agreement and shall not affect the terms hereof.

                 Section 12.2. Notices. All notices and communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight delivery service

(providing for proof of delivery). All notices or communications with Zenith under this Agreement shall be directed to:


                 Zenith Insurance Company
                 21255 Califa Street
                 Woodland Hills, CA  91367-5021
                 Attention:  Stanley R. Zax

         with copies to:

                 LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                 125 West 55th Street
                 New York, New York  10019
                 Attention:  Alexander M. Dye, Esq.

All notices and communications with the Insurance Subsidiaries under this Agreement shall be directed to:

                 RISCORP, Inc.
                 1390 Main Street
                 Sarasota, Florida  34236
                 Attention:  Walter Riehemann

         with copies to:

                 Alston & Bird
                 One Atlantic Center
                 1201 West Peachtree Street
                 Atlanta, GA  30309-3424
                 Attn:  J. Vaughan Curtis, Esq.

                 Section 12.3. Severability. If any term or provision of this Agreement shall be held void, illegal or unenforceable, the validity of the remaining portions or provisions shall not be affected thereby.

                 Section 12.4. Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other.
The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns as permitted herein.

                 Section 12.5. No Third Party Beneficiaries. Except as otherwise specifically provided for in Article X of this Agreement, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, and Zenith shall not be directly liable hereunder to any reinsured under any Insurance Contract.

                 Section 12.6. Interpretation. For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

                 Section 12.7. Execution in Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 Section 12.8. Amendments; Entire Agreement. This Agreement may be amended only by written agreement of the parties. This Agreement, together with the Purchase Agreement and the Ancillary Agreements, supersedes all prior discussions and written and oral agreements and constitutes the sole and entire agreement between the parties with respect to the subject matter hereof.

                 Section 12.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                                          ZENITH INSURANCE COMPANY



                                          By
                                             -------------------------------
                                             Name:
                                             Title:



                                          RISCORP INSURANCE COMPANY

                                          By
                                             -------------------------------
                                             Name:
                                             Title:


                                          RISCORP PROPERTY & CASUALTY
                                          INSURANCE COMPANY



                                          By
                                             -------------------------------
                                             Name:
                                             Title:

                                          RISCORP NATIONAL INSURANCE
                                          COMPANY



                                          By
                                             -------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT B

                [FORM OF BILL OF SALE AND GENERAL ASSIGNMENT]

                  THIS BILL OF SALE AND GENERAL ASSIGNMENT (this "Assignment"), dated as of ____ __, 1997, is entered into by Zenith Insurance Company, a stock insurance company incorporated in California (the "Purchaser"), in favor and for the benefit of RISCORP, Inc., a Florida corporation ("RISCORP"), RISCORP Management Services, Inc., a Florida corporation ("RMS"), RISCORP of Illinois, Inc., an Illinois corporation ("RI"), Independent Association Administrators Incorporated, an Alabama corporation ("IAA"), RISCORP Insurance Services, Inc., a Florida corporation ("RIS"), RISCORP Managed Care Services, Inc. ("RMCS"), CompSource, Inc., a North Carolina corporation ("CompSource"), RISCORP Real Estate Holdings, Inc., a Florida corporation ("RRE"), RISCORP Acquisition, Inc., a Florida corporation ("RA"), RISCORP West, Inc., an Oklahoma corporation ("RW"), RISCORP of Florida, Inc., a Florida Corporation ("RF"), RISCORP Insurance Company, a Florida corporation ("RIC"), RISCORP Property & Casualty Insurance Company, a Florida corporation ("RP&C"), RISCORP National Insurance Company, a Missouri corporation ("RNIC"), RISCORP Services, Inc., a Florida corporation ("RS"), RISCORP Staffing Solutions Holding, Inc., a Florida corporation ("RSS Holding"), RISCORP Staffing Solutions, Inc. I, a Florida corporation ("RSSI Holding") and RISCORP Staffing Solutions, Inc. II, a Florida corporation ("RSSII"). RISCORP, RMS, RI, IAA, RIS, RMCS, CompSource, RRE, RA, RW, RF, RIC, RP&C, RNIC, RS, RSS Holding, RSSI and RSSII are from time to time hereinafter referred to collectively as the "Sellers."

                                 WITNESSETH

                  WHEREAS, the Purchaser and the Sellers have entered into an Asset Purchase Agreement, dated as of June __, 1997 (the "Purchase Agreement"), pursuant to which the Sellers have agreed to sell and the Purchaser has agreed to acquire certain assets related to the Business of the Sellers;

                  WHEREAS, pursuant to the Purchase Agreement, the Sellers have agreed to sell, assign and transfer to the Purchaser all of the Sellers' right, title and interest in the Transferred Assets.

                  NOW, THEREFORE, in consideration of the above premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

                  Section 2. Assignment. The Sellers do hereby sell, assign and transfer to the Purchaser, as of the date hereof, all of the Sellers' right, title and interest in and to the Transferred Assets, subject to the terms and conditions set forth herein.

                  Section 3. Further Assurances. The Sellers hereby agree to take any and all additional actions, including without limitation, the execution, acknowledgment and delivery of any and all documents which the Purchaser may reasonably request in order to effect the intent and purposes of this Assignment and the transactions contemplated hereby.

                  Section 4. Sole Remedy. The Purchaser's sole and exclusive remedy with respect to a breach of this Assignment shall be the indemnities provided by Section 9.01 of the Purchase Agreement.

                  Section 5. Amendment and Modification; Waiver. Subject to applicable law, this Assignment may be amended, modified and supplemented by written instrument authorized and executed by the Purchaser and the Sellers any time with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by either party hereto of a breach of any provisions of this Assignment shall not operate or be construed as a waiver of any other or subsequent breach.

                  Section 6. No Third Party Beneficiaries. This Assignment is for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies or claims under, or by any reason of, this Assignment or any term, covenant or condition hereof.

                  Section 7. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF.

                  Section 8. Headings. The headings of this Assignment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the Sellers have executed this Assignment as of the date first above written.



                                            ZENITH INSURANCE COMPANY


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            RISCORP, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            RISCORP MANAGEMENT SERVICES,
                                              INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            RISCORP OF ILLINOIS


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            INDEPENDENT ASSOCIATION
                                              ADMINISTRATORS INCORPORATED


                                            By:
                                               ---------------------------------

                                               Name:
                                               Title:

                                            RISCORP INSURANCE SERVICES, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            RISCORP MANAGED CARE SERVICES,
                                              INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            COMPSOURCE, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            RISCORP REAL ESTATE HOLDINGS, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            RISCORP ACQUISITION, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP WEST, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            RISCORP OF FLORIDA, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            RISCORP INSURANCE COMPANY


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            RISCORP PROPERTY & CASUALTY
                                              INSURANCE COMPANY


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP NATIONAL INSURANCE
                                              COMPANY


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                       RISCORP SERVICES, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       RISCORP STAFFING SOLUTIONS HOLDING, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       RISCORP STAFFING SOLUTIONS, INC. I


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       RISCORP STAFFING SOLUTIONS, INC. II


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                      EXHIBIT C




                               FORM OF ASSUMPTION


                  This ASSUMPTION, dated as of __________, 1997 (this
"Assumption"), by Zenith        Insurance Company, a stock insurance company
incorporated in California ("the Purchaser"), in favor of RISCORP, Inc., a Florida corporation ("RISCORP"), RISCORP Management Services, Inc., a Florida corporation ("RMS"), RISCORP of Illinois, Inc., an Illinois corporation ("RI"), Independent Association Administrators Incorporated, an Alabama corporation ("IAA"), RISCORP Insurance Services, Inc., a Florida corporation ("RIS"), RISCORP Managed Care Services, Inc. ("RMCS"), CompSource, Inc., a North Carolina corporation ("CompSource"), RISCORP Real Estate Holdings, Inc., a Florida corporation ("RRE"), RISCORP Acquisition, Inc., a Florida corporation ("RA"), RISCORP West, Inc., an Oklahoma corporation ("RW"), RISCORP of Florida, Inc., a Florida Corporation ("RF"), RISCORP Insurance Company, a Florida corporation ("RIC"), RISCORP Property & Casualty Insurance Company, a Florida corporation ("RP&C"), RISCORP National Insurance Company, a Missouri corporation ("RNIC"), RISCORP Services, Inc., a Florida corporation ("RS"), RISCORP Staffing Solutions Holding, Inc., a Florida corporation ("RSS Holdings"), RISCORP Staffing Solutions, Inc. I, a Florida corporation ("RSSI") and RISCORP Staffing Solutions, Inc. II, a Florida corporation ("RSSII"). RISCORP, RMS, RI, IAA, RIS, RMCS, CompSource, RRE, RA, RW, RF, RIC, RP&C, RNIC, RS, RSS Holdings, RSSI and RSSII are from time to time hereinafter referred to collectively as the "Sellers."

                               W I T N E S S E T H

                  WHEREAS, the Purchaser and the Sellers have entered into an Asset Purchase Agreement, dated as of June __, 1997 (the "Purchase Agreement"), pursuant to which the Sellers have agreed to sell and the Purchaser has agreed to acquire certain assets related to the Business of the Sellers;

                  WHEREAS, the Purchaser desires to assume and to agree to pay, perform and discharge when due, and to indemnify and hold the Sellers harmless from, the Other Assumed Liabilities.

                  NOW, THEREFORE, in consideration of the above premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Purchase Agreement.

                  Section 2. Assumption. The Purchaser hereby assumes and agrees to pay, perform and discharge when due the Other
Assumed Liabilities.

                  Section 3. Further Assurances. The Purchaser hereby agrees to take any and all additional actions, including without limitation, the execution, acknowledgment and delivery of any and all documents which the Sellers may reasonably request in order to effect the intent and purposes of this Assumption and the transactions contemplated hereby.

                  Section 4. Sole Remedy.   The Sellers' sole and
exclusive remedy with respect to a breach of this Assumption shall be the indemnities provided by Section 9.02 of the Purchase
Agreement.

                  Section 5. Assignability. The obligations of the Purchaser under this Assumption shall not be assigned by it without the prior written consent of the Sellers; provided, however, that the Purchaser shall be permitted to assign its obligations hereunder to any Affiliate, but in no event shall the Purchaser be released from its obligations hereunder as a result of any such assignment.

                  Section 6. Amendment and Modification; Waiver. Subject to applicable law, this Assumption may be amended, modified and supplemented by written instrument authorized and executed by the Purchaser and the Sellers at any time with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by either party hereto of a breach of any provisions of this Assumption shall not operate or be construed as a waiver of any other or subsequent breach.

                  Section 7. No Third Party Beneficiaries. This Assumption is for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies or claims under, or by any reason of, this Assumption or any term, covenant or condition hereof.

                  Section 8. Headings.   The headings of this Assumption
are for purposes of reference only and shall not limit or otherwise affect the meaning or interpretation of this Assumption.

                  Section 9. GOVERNING LAW. THIS ASSUMPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE
CONFLICTS OF LAWS THEREOF.

                  IN WITNESS WHEREOF, the Purchaser has executed this Assumption as of the date first above written.


                                            ZENITH INSURANCE COMPANY



                                            By:
                                               ------------------------------
                                               Name:
                                               Title:

                                                                      EXHIBIT D


                          FORM OF ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of _______________, 1997 (this "Agreement"), among _____________, a _________________ (the "Escrow Agent"),
Zenith Insurance Company, a California corporation ("the Purchaser"), RISCORP, Inc., a Florida corporation ("RISCORP"), RISCORP Management Services, Inc., a Florida corporation ("RMS"), RISCORP of Illinois, Inc., an Illinois corporation ("RI"), Independent Association Administrators Incorporated, an Alabama corporation ("IAA"), RISCORP Insurance Services, Inc., a Florida corporation ("RIS"), RISCORP Managed Care Services, Inc. ("RMCS"), CompSource, Inc., a North Carolina corporation ("CompSource"), RISCORP Real Estate Holdings, Inc., a Florida corporation ("RRE"), RISCORP Acquisition, Inc., a Florida corporation ("RA"), RISCORP West, Inc., an Oklahoma corporation ("RW"), RISCORP of Florida, Inc., a Florida Corporation ("RF"), RISCORP Insurance Company, a Florida corporation ("RIC"), RISCORP Property & Casualty Insurance Company, a Florida corporation ("RP&C"), RISCORP National Insurance Company, a Missouri corporation ("RNIC"), RISCORP Services, Inc., a Florida corporation ("RS"), RISCORP Staffing Solutions Holding, Inc., a Florida corporation ("RSS Holdings"), RISCORP Staffing Solutions, Inc. I, a Florida corporation ("RSSI") and RISCORP Staffing Solutions, Inc. II, a Florida corporation ("RSSII"). RISCORP, RMS, RI, IAA, RIS, RMCS, CompSource, RRE, RA, RW, RF, RIC, RP&C, RNIC, RS, RSS Holdings, RSSI and RSSII are from time to time hereinafter referred to collectively as the "Sellers."

                                 WITNESSETH:

                  WHEREAS, the Purchaser and the Sellers are parties to an Asset Purchase Agreement, dated as of June 17, 1997 (the "Purchase Agreement"), pursuant to which the Sellers have agreed to sell and the Purchaser has agreed to purchase, upon the terms and subject to the conditions set forth therein, certain assets relating to the insurance business of the Sellers;

                  WHEREAS, the Purchase Agreement provides that the Purchaser will pay into escrow a portion of the Purchase Price (as defined in the Purchase Agreement), to be held and distributed by the Escrow Agent in accordance with the terms of this Agreement; and

                  WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the Closing (as defined in the Purchase Agreement).

                  NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby covenant and agree as follows:

                  1. Delivery and Deposit. The Purchaser delivers to the Escrow Agent herewith the sum of $____________ by wire transfer in immediately available funds to Account No. ____ at __________ (the "Initial Deposit Amount"), receipt of which is hereby acknowledged by the Escrow Agent. In addition at the time of the payment of the Purchase Price under the Purchase Agreement, the Purchaser shall deliver to the Escrow Agent the Additional Escrow Amount (as defined in the Purchase Agreement) by wire transfer in immediately available funds to such account. (Such Additional Escrow Amount together with the Initial Deposit Amount is hereinafter referred to as the "Deposit Amount"). The Escrow Agent shall hold the Deposit Amount and all interest, if any, earned on the Deposit Amount (such Deposit Amount and interest together, the "Escrow Fund") in its custody pending further directions pursuant to this Agreement.

                  2. Escrow Fund. The Escrow Agent shall from time to time invest and reinvest the Escrow Fund only in United States debt obligations having a maturity date not in excess of one year or in money market funds that only invest in short-term United States debt obligations, and the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release any funds from the Deposit Amount pursuant to Section 4. All funds received by the Escrow Agent shall be held in an interest-bearing account until invested as provided in the preceding sentence.

                  (b) The Escrow Agent may register any securities held in its own name or in the name of a nominee or in bearer form and may deposit any securities or other property in a depositary or a clearing corporation.

                  (c) The Escrow Agent shall not be responsible for any loss to the Escrow Fund resulting from any investment or liquidation thereof in accordance with the terms of this Agreement.

                  3. Escrow Agent. The Escrow Agent's sole responsibility hereunder shall be to act as a depositary for the Escrow Fund to hold the Escrow Fund in safekeeping, to invest the Escrow Fund and to release the Escrow Fund as provided herein.

                  (b) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be. The Escrow Agent shall not be obligated to inquire as to the form, manner of execution or validity of any document hereafter deposited or delivered pursuant to the provisions hereof, nor shall the Escrow Agent be obligated to inquire as to the identity, authority or rights of the persons executing the same.

                  (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own negligence or misconduct.

                  (d) The Escrow Agent may consult with, and obtain advice from legal counsel in the event of any questions as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

                  (e) The Escrow Agent shall have no duties except those that are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless in writing received by it, and, if its duties or liabilities as set forth herein are affected, unless it shall have given its prior written consent thereto.

                  (f) The Escrow Agent shall be indemnified and held harmless by the Sellers from and against any and all expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies, other than any expense or loss which arises out of or relates to the Escrow Agent's gross negligence or willful misconduct.

                  (g) The Escrow Agent may resign as Escrow Agent by giving the Sellers and the Purchaser not less than 30 days' notice of the effective date of such resignation. Upon the expiration of such 30 day period, the Escrow Agent, in accordance with joint instructions received from the Sellers and the Purchaser, shall transfer the Escrow Fund to the substitute Escrow Agent designated jointly by the Sellers and the Purchaser. Should such person refuse to serve, or if the Escrow Agent, on or prior to the effective date of its resignation, has not received instructions from the Sellers and the Purchaser regarding the deposit of the Escrow Fund with a substitute Escrow Agent, the Escrow Agent shall thereupon deposit the Escrow Fund into the registry of a court of competent jurisdiction. The term "Escrow Agent" as used herein shall be construed to mean the party from time to time serving in such capacity hereunder.

                  4. Distributions by the Escrow Agent. The Escrow Agent is authorized to release and deliver amounts in the Escrow Fund as follows:

                  (i) Subject to Section 10, the Escrow Agent shall pay to the Sellers within one Business Day (as defined in the Purchase Agreement) after the end of each calendar quarter (commencing with the quarter ended _____________, 1997) all income received from the investment of the Escrow Fund during the quarter then ended;

                  (ii) If the Purchaser reasonably determines that it is entitled to indemnification by the Sellers under Section 9.01 of the Purchase Agreement or under the Tax Matters Agreement (as defined in the Purchase Agreement) (the "Indemnification") and the Sellers fail to indemnify the Purchaser pursuant thereto, the Purchaser shall notify the Escrow Agent and the Sellers in writing of the amount to be indemnified and the amount of the indemnity to which the Purchaser is entitled, and upon the Sellers' written consent to the Escrow Agent and the Purchaser, which consent shall not be unreasonably withheld, the Escrow Agent shall pay to the Purchaser or its designee the lesser of such amount or the undistributed portion of the Deposit Amount. In the event that the Sellers do not agree with the Purchaser that the Purchaser is entitled to indemnification pursuant to the Indemnification, the Purchaser and the Sellers shall attempt in good faith to reconcile their differences. Any resolution by the Sellers and the Purchaser as to any disputed amounts shall be set forth in certificates signed by duly authorized officers of each of the Sellers and the Purchaser, respectively, which resolution shall be final, binding and conclusive on the parties, and the Escrow Agent shall pay the lesser of such agreed upon amount or the undistributed portion of the Deposit Amount to the Purchaser or its designee. If the Purchaser and the Sellers are unable to reach a resolution of such disputed amount within 30 Business Days after the Purchaser's written notice to the Sellers and the Escrow Agent, the Purchaser and the Sellers shall submit the items in dispute to arbitration. Any such arbitration shall be conducted expeditiously and confidentially in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules shall be in effect on the date of delivery of demand for arbitration. Any such arbitration shall be heard and conducted in Florida. Notwithstanding the rules of the AAA, the arbitration panel in any such arbitration shall consist of three persons who must be disinterested current or retired officers of insurance companies other than the parties to this Agreement or their Affiliates. Within twenty days of delivery of any demand for arbitration hereunder, the Seller's Representation and the Purchaser shall each appoint one arbitrator, and the two arbitrators so selected shall appoint the third arbitrator within twenty days of their appointment. In the event the two selected arbitrators are unable to agree upon the selection of a third arbitrator after reasonable efforts, a panel of seven qualified persons shall be requested from the AAA. The parties shall alternately strike one person with the last remaining person being the third designated arbitrator. Each party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses connected with the presentation of such party's case. One-half of any remaining costs of any arbitration, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees involved, shall be paid by the Purchaser, and the remaining one-half shall be paid by the Sellers. The arbitrators shall decide by a majority vote of the arbitrators. All conclusions of law reached by the arbitrators shall be made in accordance with the internal substantive laws of the State of New York without regard to conflict of laws principles. Any award rendered by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching their decision. There shall be no appeal from their written decision. Judgment may be entered on the decision of the arbitrators by any court having jurisdiction. The parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no party shall disclose to any person any information about such arbitration, except as may be required for financial reporting purposes in each party's financial statements.

                  (iii) Upon the second anniversary of the Closing Date (as defined in the Purchase Agreement) or, if on such date the Purchaser has an unsatisfied claim for indemnification or reasonably expect in good faith to have a claim for indemnification pursuant to the Indemnification, the date on which such claim is resolved to the reasonable satisfaction of the Purchaser (the "Expiration Date"), the Purchaser shall notify the Escrow Agent and the Sellers in writing that the Expiration Date has occurred and, upon receipt of such notice, the Escrow Agent shall pay to the Sellers an amount equal to the undistributed portion of the Deposit Amount; and


                  (iv) Notwithstanding anything contained in this Agreement to the contrary, the Escrow Agent shall pay to such persons such amounts from the undistributed portion of the Escrow Fund as may be designated in written instructions executed by the Purchaser and the Seller and delivered to the Escrow Agent from time to time.

         (b)      All distributions made by the Escrow Agent pursuant to this
Section 4 shall be made by wire transfer to an account designated in writing by the Sellers (if made pursuant to Section 4(a)(i) and 4(a)(iii)), by the Purchaser (if made pursuant to Section 4(a)(ii)) or by the Sellers and the Purchaser (if made pursuant to Section 4(a)(iv)).

                  5. The Sellers Covenant. The Sellers agree to make all payments to the Purchaser in respect of the Indemnification pursuant to the terms thereof.

                  6. Termination. Subject to the right of the Escrow Agent to resign at any time pursuant to Section 3(h), this Agreement shall terminate on the date the Escrow Fund is paid in full pursuant to Section 4; provided, however, the provisions of Section 3(b), Section 3(c) and Section 3(f) shall survive any such termination.

                  7. Notices. All notices and other communications to be delivered hereunder shall be in writing and shall be deemed effectively given upon personal delivery, upon confirmation of telex or telecopy, upon the fifth day following mailing by registered mail, postage prepaid, or upon the next day following deposit with a nationally recognized overnight air courier, addressed as follows:

                  (a) if to the Escrow Agent, to:

                      -------------
                      Telephone:
                      Telecopy:

                  (b) if to the Purchaser, to:

                      Zenith Insurance Company
                      21255 Califa Street
                      Woodland Hills, CA  91367-5021
                      Attention:  Stanley R. Zax
                      Telecopy:(   ) __________

                      with a copy to:

                      LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                      125 West 55th Street
                      New York, New York  10019
                      Attention: Alexander M. Dye, Esq.
                      Telephone: (212) 424-8642
                      Telecopy: (212) 424-8500

                 (b)  if to the Sellers, to:

                      RISCORP, INC.
                      1390 Main Street
                      Sarasota, FL  34236
                      Attention: Walter Riehemann
                      Telephone: (   ) _______
                      Telecopy: (   ) _______

                      with a copy to:

                     Alston & Bird
                     One Atlantic Center
                     1201 West Peachtree Street
                     Atlanta, GA  30309-3424
                     Attention:  J. Vaughan Curtis, Esq.
                     Telephone: (   ) ________
                     Telecopy:  (   ) ________

Any party may, by notice given in accordance with this Section 6 to the other party to this Agreement, designate another address or person for receipt of notice hereunder.

                  8. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to the principles of the conflicts of laws thereof.

                  9. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  10. Escrow Agent's Fees. The Sellers agree to pay the Escrow Agent a fee of $______ to set up the Escrow Fund and a fee of $______ annually, as compensation for all services performed by the Escrow Agent pursuant to this Agreement, and be paid or reimbursed on demand for all expenses, disbursements and advances, including reasonable attorney's fees, incurred or paid in connection with carrying out its duties hereunder. All fees and expenses required to be paid to the Escrow Agent pursuant to this Section 10 will be borne equally by the Purchaser and the Sellers. The Escrow Agent shall be entitled to deduct the Sellers' portion of such fees and expenses from income received from the investment of the Escrow Fund.

                  11. Titles. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  12. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto as separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

                  13. Construction of Agreement. No party hereto or their counsel shall be deemed to have drafted this Agreement for purposes of construing the terms hereof. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto.

                  IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first above written.

                                            --------------,
                                            as Escrow Agent


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            ZENITH INSURANCE COMPANY


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP MANAGEMENT SERVICES, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP OF ILLINOIS, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            INDEPENDENT ASSOCIATION
                                              ADMINISTRATORS INCORPORATED

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP INSURANCE SERVICES, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP MANAGED CARE SERVICES,
                                              INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            COMPSOURCE, INC.

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP REAL ESTATE HOLDINGS, INC.

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP ACQUISITION, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP WEST, INC.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                            RISCORP OF FLORIDA, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP INSURANCE COMPANY


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP PROPERTY & CASUALTY
                                              INSURANCE COMPANY


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            RISCORP NATIONAL INSURANCE
                                              COMPANY


                                            By:
                                                --------------------------------
                                                Name:

                                            Title:

                                        RISCORP SERVICES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        RISCORP STAFFING SOLUTIONS HOLDING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        RISCORP STAFFING SOLUTIONS, INC. I


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        RISCORP STAFFING SOLUTIONS, INC. II


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT E

                            Tax Matters Agreement

         This Tax Matters Agreement, dated as of___________ , 1997, is made and entered into by and among Zenith Insurance Company, a California corporation ("the Purchaser"), RISCORP, Inc., a Florida corporation ("RISCORP"), RISCORP Management Services, Inc., a Florida corporation ("RMS"), RISCORP of Illinois, Inc., an Illinois corporation ("RI"), Independent Association Administrators Incorporated, an Alabama corporation ("IAA"), RISCORP Insurance Services, Inc., a Florida corporation ("RIS"), RISCORP Managed Care Services, Inc. ("RMCS") and CompSource, Inc., a North Carolina corporation ("CompSource"), RISCORP Real Estate Holdings, Inc., a Florida corporation ("RRE"), RISCORP Acquisition, Inc., a Florida corporation ("RA"), RISCORP West, Inc., an Oklahoma corporation ("RW"), RISCORP of Florida, Inc., a Florida corporation ("RF"), RISCORP Insurance Company, a Florida corporation ("RIC"), RISCORP Property & Casualty Insurance Company, a Florida corporation ("RP&C"), RISCORP National Insurance Company, a Missouri corporation ("RNIC"), RISCORP Services, Inc., a Florida corporation ("RS"), RISCORP Staffing Solutions Holding, Inc., a Florida corporation ("RSS Holdings"), RISCORP Staffing Solutions, Inc. I, a Florida corporation ("RSSI") and RISCORP Staffing Solutions, Inc. II, a Florida corporation ("RSSII"). RISCORP, RMS, RI, IAA, RIS, RMCS, CompSource, RRE, RA, RW, RF, RIC, RP&C, RNIC, RS, RSS Holdings, RSSI and RSSII are from time to time hereinafter referred to collectively as the "Sellers."

     A. Sellers and Purchaser are parties to an Asset Purchase Agreement dated as of ______, 1997 ("Purchase Agreement") and certain Ancillary Agreements, pursuant to which Purchaser will purchase the Business, as defined in the Purchase Agreement.

     B. Sellers and Purchaser wish to provide for indemnifications against certain liabilities for Taxes, for allocation of purchase price associated with the sale of the Business, and for certain other related matters.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement and Ancillary Agreements, the parties hereto hereby agree as follows:

         1. Definitions: As used herein, all capitalized terms not otherwise defined herein shall have the meanings; specified in the Purchase Agreement. When used herein, the following terms shall have the following meanings:

         "Code" -- the Internal Revenue Code of 1986, as amended.

         "Information Return(s)" -- with respect to any corporation or group of corporations, any and all reports, returns, declarations or other filings (other than Tax Returns) required to be supplied to any taxing authority.

         "Purchaser Group" -- Purchaser, each other corporation (an includable corporation) that joins with Purchaser in filing a consolidated federal income tax return for the applicable taxable period, and ever other corporation that is, at any time after the Closing Date, a direct or indirect subsidiary of Purchaser or any such includable corporation.

         "Sellers' Group" -- The Sellers and each corporation that joins with any of the Sellers in filing a consolidated federal income tax return for the applicable Taxable Period.

         "Tax Dispute Accountants" -- as defined in Section 4(b) hereof.

         "Tax Return(s)" -- with respect to any corporation or group of corporations, all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any payment of any Tax.

         2. Cooperation and Confidentiality.

            (a) Upon the request of Sellers' Representative, Purchaser shall provide (and cause the members of the Purchaser Group to provide) Sellers, promptly upon the request of Sellers' Representative, such cooperation and assistance, documents and other information as may be reasonably requested by Sellers in connection with (i) the preparation of any Tax Return or Information Return or (ii) the conduct of any audit or other examination or any judicial or administrative proceeding relating to liability for, refunds of or adjustments with respect to (or any other matter relating to) Taxes or Tax Returns or Information Returns in respect of the Business.

            (b) Purchaser, with respect to any period through the Closing in respect of the Business, shall retain or cause to be retained all Tax and Information Returns and all Books and Records relating thereto, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by law or pursuant to any record retention agreement.

            (c) Except as required by law or with the prior express written consent of the other parties to this Agreement, all Tax Returns and Information Returns, documents, schedules, workpapers and similar items and all information contained therein shall be kept confidential to the parties to this Agreement and their officers, employees, agents and representatives and shall not be disclosed to any other person or entity and shall be used only for the purposes provided herein.

         3. Indemnification Relating Taxes and Refunds.

            (a) Purchaser shall indemnify and hold harmless (on an after-tax basis) Sellers' Group against each and every liability for all Taxes of Purchaser attributable to the Business after the Closing.

            (b) Sellers shall indemnify and hold harmless (on an after-tax basis) Purchaser Group against each and every liability for all Taxes of Sellers' Group attributable to the Business up to and including the Closing.

            (c) For purposes of this Section 3, those annual property taxes and exemptions, allowances or deductions with respect to such taxes for the years that includes the Closing Date that are calculated on an annual basis shall be prorated on a time basis.

            (d) Nothing in this Section 3 shall affect the responsibility for Taxes as set forth in Section 2.01(d) of the Purchase Agreement.

         4. Purchase Price Allocation -- IRS Form 8594.

            (a) Preparation and Delivery of Form 8594. Within 120 days after the Closing Date/ but not later than 60 days prior to the due date, including valid extensions, of Sellers' Federal Income Tax Return that reflects the acquisition of the assets of the Business, Purchaser shall deliver to Sellers a properly executed copy of Form 8594, Asset Acquisition Statement under Section 1060, reflecting Purchaser's acquisition of the Business.

            (b) Resolution of Disputes. Any dispute with respect to the allocation of the Purchase Price as reflected on the Form 8594 referred to in
Section 4(a) shall be resolved as follows:

               (i) The parties will in good faith attempt to negotiate a settlement of the dispute.

               (ii) If the parties are unable to negotiate a resolution of the dispute within 15 days after notice of such dispute is given by either party to the other party, within five days the dispute will be submitted to a nationally recognized accounting firm mutually agreed upon by Sellers and Purchaser (the "Tax Dispute Accountants"). The parties will present their arguments to the Tax Dispute Accountants at the time of the submission of the dispute to the Tax Dispute Accountants.

               (iii) The Tax Dispute Accountants will resolve the dispute in a fair and equitable manner and in accordance with the applicable tax law, within 15 days after the parties have presented their arguments to the Tax Dispute Accountants. The fees and expenses of the Tax Dispute Accountants in resolving the dispute will be born equally by Sellers and Purchaser.

               (iv) Within 10 days after the date on which the dispute is referred to them, the Tax Dispute Accountants shall deliver to both Purchaser and Sellers the final Form 8594 to be filed as provided in Section 4(c), below.

            (c) Sellers and Purchaser shall each attach a Form 8594 that is consistent in all respects with the Form 8594 delivered by Purchaser pursuant to Section 4(a), above, or if applicable, that is consistent in all respects with the Form 8594 agreed by the parties or resolved by the Tax Dispute Accountants pursuant to Section 4(b), above, to their Federal Income Tax Returns (and to such other Tax Returns for which such Form 8594 may be required) that reflects the sale or purchase, as the case may be, of the Business.

            (d) Sellers and Purchaser shall amend and/or supplement such Form 8594 to the extent required by Section 1060 of Code and/or regulations thereunder.

         5. Miscellaneous.

            (a) Effectiveness. This Agreement shall be effective from and after the date hereof; provided, however, that this Agreement shall terminate immediately upon a termination of the Purchase Agreement in accordance with its terms and thereafter this Agreement shall be of no further force and effect.

            (b) Entire Agreement. This Agreement and the Purchase Agreement contain the entire agreement among the parties hereto with respect to the subject matter hereof.

            (c) Severability. In case any one or more of the provisions contained in this Agreement should be valid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

            (d) Indulgences, etc. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

            (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its power shall govern.

            (f) Notices. All notices, requests, demands and other communications required or permitted under this Agreement to be made to the Sellers or Purchaser shall be made to the appropriate persons designated in
Section 11.03 of the Purchase Agreement.

           (g) Modification or Amendment. This Agreement may not be amended except by written agreement executed and delivered by duly authorized officers of Purchaser and Seller.

           (h) Other. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument. The Section and paragraph captions herein are for convenience or reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                       ZENITH INSURANCE COMPANY

                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

                                       RISCORP, INC.

                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

                                       RISCORP MANAGEMENT SERVICES,
                                         INC.

                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

                                         RISCORP OF ILLINOIS, INC.

                                         By:
                                            -----------------------------
                                            Name:
                                            Title:

                                         INDEPENDENT ASSOCIATION
                                           ADMINISTRATORS INCORPORATED

                                         By:
                                            -----------------------------
                                            Name:
                                            Title:

                                         RISCORP INSURANCE SERVICES, INC.

                                         By:
                                            -----------------------------
                                            Name:
                                            Title:

                                         RISCORP MANAGED CARE SERVICES,
                                           INC.

                                         By:
                                            -----------------------------
                                            Name:
                                            Title:

                                         COMPSOURCE INC.

                                         By:
                                            -----------------------------
                                            Name:
                                            Title:

                                       RISCORP REAL ESTATE HOLDINGS, INC.

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                       RISCORP ACQUISITION, INC.

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                       RISCORP WEST, INC.

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                       RISCORP OF FLORIDA, INC.

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                       RISCORP INSURANCE COMPANY

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                       RISCORP PROPERTY & CASUALTY;
                                         INSURANCE COMPANY

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                     RISCORP NATIONAL INSURANCE
                                       COMPANY

                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                     RISCORP SERVICES, INC.

                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                     RISCORP STAFFING SOLUTIONS HOLDING, INC.

                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                     RISCORP STAFFING SOLUTIONS, INC. I

                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                     RISCORP STAFFING SOLUTIONS, INC. II

                                     By:
                                        -------------------------------------
                                        Name:
                                        Title: